PRELIMINARY COPY

                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [X]  Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [ ]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                     Professional Dental Technologies, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


              --------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

      [ ]  No fee required.
      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11:

           1) Title of each class of securities to which transaction applies: ___________________________________________________

           2)    Aggregate number of securities to which transaction applies:
                 ____________________________________________________________

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined): ________________________________________________

           4)    Proposed maximum aggregate value of transaction: ____________

           5)    Total fee paid: _____________________________________________

      [ ]  Fee paid previously with preliminary materials.

      [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:          $130
                                   ----------------------------------------

      2)    Form, Schedule or Registration Statement Number:
            Rule 13E-3 Transaction Statement
            ---------------------------------------------------------------

      3)    Filing Party: Professional Dental Technologies, Inc.
                          -------------------------------------------------
             William T. Evans, J. Robert Lemon, and Timothy A. Nolan
            ---------------------------------------------------------------
      4)    Date Filed:      April 22, 1999
                       ----------------------------------------------------

                     PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                               633 LAWRENCE STREET
                           BATESVILLE, ARKANSAS 72501
                                 (800) 228-5595




                          -----------------------------







Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Professional Dental Technologies, Inc., to be held at the Company's facility at 70 Batesville Boulevard, Batesville, Arkansas, at 10:00 a.m. on
________________.

      The attached Notice of Special Meeting and Proxy Statement describe the business to be transacted and the proposal to be considered at the meeting. We urge you to read carefully the description of the proposal and to vote for its adoption.

      Please mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

      Thank you for your support and interest in Professional Dental Technologies, Inc., and we look forward to seeing you on ________________.

Sincerely,



Robert E. Christian
Secretary

                     PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                               633 LAWRENCE STREET
                           BATESVILLE, ARKANSAS 72501
                                 (800) 228-5595





                            NOTICE OF SPECIAL MEETING
                      TO BE HELD ON ______________________




      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Professional Dental Technologies, Inc. (the "Company") will be held at the Company's facility at 70 Batesville Boulevard, Batesville, Arkansas, on __________________, at 10:00 a.m., for the following purposes:


      (1) To vote upon a proposed amendment to the Certificate of Incorporation of the Company which would authorize the reduction of the number of authorized shares of Common Stock from 30,000,000 to 3,000 and the increase of the par value per share of Common Stock to $100.00 from $.01 by affecting a reverse split of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in the ratio of 10,000 shares to 1 share (Proposal 1); and

      (2) To transact any other business that may properly come before the meeting.


      Only stockholders of record at the close of business on April 30, 1999, will be entitled to notice of and to vote at the meeting and any adjournment thereof. Under the Nevada Revised Statutes, Title 7, Chapter 92A, Sections 300 to 500, inclusive, stockholders may assert dissenter's rights; said code sections are included as part of the attached information for your review.

      PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, YOUR VOTE IS IMPORTANT. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY SUPERSEDE YOUR EXECUTED PROXY BY INDICATING TO THE SECRETARY YOUR DESIRE TO VOTE IN PERSON.

                              By Order of the Board of Directors



                              ROBERT E. CHRISTIAN
                              Secretary


Batesville, Arkansas
--------------------

            IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE COMPANY AT (800) 228-5595

                           PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                                    633 LAWRENCE STREET
                                 BATESVILLE, ARKANSAS 72501
                                       (800) 228-5595




                                      PROXY STATEMENT




THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


      The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Professional Dental Technologies, Inc. (the "Company"), to be used at the Special Meeting of the Company's stockholders to be held on ______________, at the Company's facility at 70 Batesville Boulevard, Batesville, Arkansas, and at any adjournment thereof.

      This proxy statement and an accompanying proxy are being mailed to stockholders on or about _________.

      The expenses of solicitation of proxies in the enclosed form will be borne by the Company. Solicitations may be made by mail, and by telephone or telegraph by directors, officers and employees of the Company at nominal cost. Proxy materials will also be distributed through brokers, custodians and other nominees or fiduciaries to beneficial owners of stock. The Company expects to reimburse such parties for their charges and expenses in connection therewith.

      Each proxy that is properly executed and returned will be voted for or against or withheld from voting on any ballot that may be called for in accordance with the instructions contained in that proxy. IF NO INSTRUCTIONS ARE GIVEN, SUCH PROXY WILL BE VOTED FOR THE AMENDMENT TO THE CERTIFICATE OF
INCORPORATION. THE ACCOMPANYING PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE CALLING THE MEETING OR OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, AND ACCORDINGLY, IN THE EVENT THERE ARE ANY SUCH AMENDMENTS OR VARIATIONS OR OTHER MATTERS BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT
THEREOF, ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES. Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast.

      Any  stockholder may revoke his proxy at any time prior to its exercise by
(i) attending the Special Meeting and voting in person, (ii) filing written notice of revocation with the Secretary of the Company prior to the Special Meeting, or (iii) duly executing and delivering a proxy bearing a later date to the Secretary of the Company prior to the exercise of the proxy. Written notices of revocation of a proxy should be addressed to: Professional Dental Technologies, Inc., 633 Lawrence Street, Batesville, Arkansas 72501.

      A quorum for the transaction of business at the Meeting consists of holders of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy. In the event that less than a majority of the outstanding shares are present at the Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Meeting without further notice. Matters properly brought before the Meeting or any adjournment thereof, must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting or any adjournment thereof.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

      All voting rights are vested exclusively in the holders of the Common Stock of the Company. Each stockholder is entitled to one vote for each share of Common Stock owned on all matters brought to a vote of the stockholders. Stockholders of record as of the close of business on April 30, 1999, are the only stockholders who will be entitled to notice of and to vote at the meeting. The Company had ___________ shares of Common Stock outstanding on April 30, 1999 the record date for this solicitation of proxies. The Company has no other class of equity securities outstanding.

      The following table sets forth as of March 31, 1999, the beneficial ownership of the Company's Common Stock, $0.01 par value, by all persons known by the Company to own, beneficially or of record, more than five percent of the Company's Common stock, by each director of the Company, by each of the officers named in the Executive Compensation Table and by all officers and directors as a group:


Amount and Nature of                                           Percent
Beneficial Ownership                   Shares                 of Class
--------------------                   ------                 --------

William T. Evans                   5,078,178(1)                  35.9%
P. O. Box 4129
Batesville, AR  72503

J. Robert Lemon                    4,904,242(2)                  34.8%
P. O. Box 4129
Batesville, AR  72503

Robert E. Christian                  310,400                      2.2%
P. O. Box 4129
Batesville, AR  72503

Timothy A. Nolan                   5,603,760(3)                  39.7%
P. O. Box 4129
Batesville, AR  72503

J.    Philip Boesel, Jr.                 ---                       ---
5246 Tie Road
Panora, IA  50216

Michael S. Black                         ---                       ---
421 Broad Street
Lake Geneva, WI  53147

Frank H. Newton, III                     ---                       ---
633 Lawrence Street
Batesville, AR  72503

Directors and Officers as a       10,605,220                     75.2%
group (8) persons

(1) Includes 4,211,360 shares held by a trust principally for the benefit of Mr. Evans. Also includes 717,000 shares held in trust for the benefit of Mr. Evans' mother and nephew for which he disclaims beneficial ownership.
(2) Includes 4,093,360 shares held by a trust principally for the benefit of Mr. Lemon. Also includes 671,000 shares held in trust for the benefit of nephews and nieces of Mr. Lemon for which he disclaims beneficial ownership.
(3) 3 Includes 310,400 shares held by a trust for the benefit of Mr. Nolan. Also includes 5,293,360 shares held as trustee, for which Mr. Nolan disclaims beneficial ownership.

PROPOSAL 1:  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

      On April 6, 1999, the Board of Directors adopted a resolution authorizing the submission to the vote of the stockholders of the Company a proposed amendment to the Certificate of Incorporation of the Company (the "Proposal") under which the all outstanding shares of Common Stock will be subject to a reverse stock split at the ratio of 10,000 shares to 1 share; that is, each 10,000 shares of Common Stock before the reverse stock split will become one share of Common Stock after the reverse stock split. Any fractional shares of Common Stock resulting from the reverse stock split will be purchased from the holders thereof at the rate of $6,500 per share.

      In determining the price to be paid for fractional shares of Common Stock following the reverse stock split, the Board unanimously approved the recommendation of a special committee of directors, which was based upon the fairness opinion of EFCG.

      All stockholders should carefully read the entire Proxy Statement which accompanies this Proxy Statement for a more complete description of the Proposal, the reverse stock split, the purchase of fractional shares of Common Stock resulting from the reverse stock split and effects of such purchase. The Proxy Statement also contains a description of the fairness opinion of Economic and Financial Consulting Group, Inc. and a copy of such opinion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF
INCORPORATION.

      The Proposal must be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Holders of Common Stock are entitled to cast one vote for each share of Common Stock.

      William T. Evans, J. Robert Lemon, and Timothy A. Nolan (the "Affiliated Stockholders"), each of whom is an officer or a Director of the Company (or both) control in the aggregate sufficient votes to assure approval of the Proposal. The Affiliated Stockholders have stated that they intend to vote in favor of the Proposal authorizing the reverse stock split.

COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES ACT OF 1934

      Section 16(a) of the Securities Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange (the "AMEX"), the exchange on which the Company's Common Stock is listed for trading. Executive officers, directors and greater than ten percent shareholders (collectively, the "Reporting Persons") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Company, and representations by the Reporting Persons, the Company believes that during the fiscal year ended October 31, 1998, and all fiscal periods through January 31, 1999, all Section 16(a) filing requirements applicable to the Reporting Persons were met.

STOCKHOLDER PROPOSALS

      Any proposal which a stockholder wishes to have presented at the Special Meeting of Stockholders of the Company and included in the Company's Proxy Statement and proxy to be used in connection with such meeting must be received at the main office of the Company, 633 Lawrence Street, Batesville, Arkansas 72501, within a reasonable time before the proxy is to be released. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, it will be included in the Proxy Statement and set forth on the form of proxy issued for the Special Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested. No such proposals were received before the release date of this Proxy Statement.

OTHER MATTERS

      Management is not aware of any business to come before the Special Meeting other than those matters described above in this Proxy Statement. If other matters should properly come before the Special Meeting, however, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with judgment of the persons voting the proxies.



NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


By Order of the Board of Directors,



Robert E. Christian
Secretary


-------------------------

1)  PROPOSED AMENDMENT:   ______FOR the amendment   _____AGAINST the amendment
                                listed below             listed below



 A proposed amendment to the Certificate of Incorporation of the Company which would authorize the reduction of the number of authorized shares of Common Stock from 30,000,000 to 3,000 and the increase of the par value per share of Common Stock to $100.00 from $.01 by affecting a reverse split of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in the ratio of 10,000 shares to 1 share.


IN RESPECT OF OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY SHALL BE VOTED AS THE BOARD OF DIRECTORS MAY RECOMMEND.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. THE PROXY, WHEN PROPERLY EXERCISED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1. IF OTHER MATTERS PROPERLY COME BEFORE SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

NOTE:  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

                                                DATED:_____________________,1999


                                                ________________________________
                                                    Signature of Shareholder


                                                ________________________________
                                                    Signature of Shareholder

                     PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                                 PROXY STATEMENT
                                TABLE OF CONTENTS





SUMMARY....................................................................  1
PURPOSE OF THE PROPOSED REVERSE STOCK SPLIT................................  2
APPRAISAL RIGHTS AND DISSENTERS RIGHTS.....................................  3
EFFECT UPON THE COMPANY....................................................  5
EFFECT UPON CERTAIN AFFILIATES OF THE COMPANY..............................  5
EFFECT UPON UNAFFILIATED STOCKHOLDERS......................................  7
TAX TREATMENT OF PURCHASE OF FRACTIONAL SHARES.............................  7
PROCEDURES IN DETERMINING THE FAIRNESS OF THE TRANSACTION..................  8
OFFERS TO MERGE OR ACQUIRE THE COMPANY..................................... 10
REPORTS, OPINIONS, APPRAISALS, AND CERTAIN NEGOTIATIONS.................... 10
BACKGROUND................................................................. 17
PAYMENT OF PURCHASE PRICE.................................................. 17
MANAGEMENT AND ITS INTENTIONS.............................................. 18
THE COMPANY'S COMMON STOCK................................................. 20
TERMS OF THE PROPOSED REVERSE STOCK SPLIT.................................. 20
COSTS OF THE TRANSACTION................................................... 21
ANTICIPATED APPROVAL OF THE PROPOSED AMENDMENT............................. 21
PROCEDURAL ISSUES OF THE REVERSE STOCK SPLIT............................... 21
TREATMENT OF THE STOCK OPTIONS UNDER THE COMPANY'S OPTION PLAN............. 22
FINANCIAL INFORMATION...................................................... 22
LIST OF EXHIBITS........................................................... 23

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


SUMMARY

        The Board of Directors (the "Board") of Professional Dental Technologies, Inc. (the "Company"), recommends to the Company's stockholders approval of a proposal which would authorize an amendment to the Company's Certificate of Incorporation reducing the number of authorized shares of Common Stock from 30,000,000 to 3,000 and increasing the par value per share of Common Stock to $100.00 from $.01 by affecting a reverse split of the Company's Common Stock, par value $.01 per share. The Board proposes a reverse split of the Common Stock in the ratio of 10,000 shares of "Old Common Stock" to 1 share of "New Common Stock"; that is, each 10,000 shares of Old Common Stock would be converted to one share of New Common Stock. As used in this Proxy Statement, the term "Old Common Stock" refers to pre-split Common Stock and "New Common Stock" refers to post-split Common Stock. The par value of the New Common Stock would be adjusted to $100 per share.

        Any fractional shares of Common Stock resulting from the reverse stock split will be purchased from the holders thereof at the rate of $6,500 per whole share of New Common Stock.

        A special meeting of the stockholders of the Company has been called by the Board, _________________, at 10:00 a.m., for the purpose of considering and voting upon the proposed amendment. The meeting will be held at the Company's facility at 70 Batesville Boulevard, Batesville, Arkansas.

        In determining the price to be paid for fractional shares of Common Stock following the reverse stock split, the Board relied upon the recommendation of a special committee of directors and the opinion of Economic and Financial Consulting Group, Inc. as to the fairness of the purchase price. The fairness opinion is discussed in greater detail below, and a copy of the opinion is attached hereto as Exhibit 3.

        The Company has prepared and filed with the Securities and Exchange Commission SEC Schedule 13E-3 in connection with the proposed reverse stock split. Schedule 13E-3 details certain specific information about the Company and the proposed reverse stock split. A copy of Schedule 13E-3 filed with the SEC are available from the Secretary of the Company, 633 Lawrence Street, Batesville, Arkansas 72501, or may be obtained through the Securities and Exchange Commission's website at http://www.sec.gov.

        The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. In addition, such reports, proxy statements and other information may be electronically accessed at the Commission's site on the World Wide Web located at http://www.sec.gov.

        All stockholders should carefully read the entire Proxy Statement for a more complete description of the Proposed Amendment, the reverse stock split, the purchase of fractional shares of Common Stock resulting for the reverse stock split, and the effects of such purchase.

                                 SPECIAL FACTORS

PURPOSE OF THE PROPOSED
REVERSE STOCK SPLIT

        In addition, the out-of-pocket and internal costs to the Company associated with the preparation and filing of these periodic reports, when compared to the limited number of stockholders is, in the Board's opinion, unwarranted. The Company incurs costs related to its status as a public reporting corporation under the federal securities laws, including indirect costs as a result of, among other things, the Company personnel, including management, expending time to prepare and review various filings, furnish information to stockholders, and attending to other related stockholders matters. Termination of the Company's obligation to file periodic reports will eliminate the costs and expenses of such federal securities filings and reduce the amount of time and attention devoted by management to such reports and activities.

        The purpose of the reverse stock split and purchase of the resulting fractional shares is to reduce the number of stockholders of record to fewer than 300, thereby alleviating the Company's obligation to file reports under
Section 15(d) of the Securities and Exchange Act of 1934. The Board of Directors believes that such action is in the best interests of the Company for the following reasons:

(1) The filing of periodic reports under Section 15(d) of the Securities and Exchange Act of 1934 allows the Company's competitors to obtain information concerning the Company's profit margins and operations which, in the Company's opinion, has or may have an adverse effect on the Company's performance.

(2) The out-of-pocket and internal costs to the Company associated with the preparation and filing of the periodic reports when compared to the limited number of stockholders is, in the Company's opinion, unwarranted; the Company estimates that, upon termination of its obligation to file periodic reports with the Securities and Exchange Commission, it will achieve savings within a range of approximately $50,000 annually.

(3) The Company's common stock, currently trading in the $0.65 range, is classified as a "penny stock" and is not marginable. As a result, trading in the stock is discouraged by many brokerage firms, and commission costs on such transactions as do occur may be disproportionately high. Management believes that these factors negatively affect the performance of the stock, despite good operating results and a strong stock market. In an effort to overcome these negative factors, the Company considered a reverse stock split in the 1:5 to 1:7 range, which would have resulted in a share price in excess of $3.00, making the stock marginable with many brokerage firms, and sufficient to take the shares out of the "penny stock" category. However, after such a split, the Company would have been left with an insufficient number of shares in the public float, and would have thereby lost its listing on the American Stock Exchange. It is management's view that, on balance, this would have had a negative rather than a positive effect on the value of the shares.

        The Board proposes to achieve its purpose through a reverse stock split as it believes that this structure is the simplest and most economical means of reducing the number of holders of the Company's Common Stock below 300. In addition, the Board believes that the reverse stock split and purchase of fractional shares of New Common Stock will provide an easy and cost effective way for shareholders with less than one share of New Common Stock to dispose of such shares at a fair price without incurring brokerage commissions and other related transaction costs. The Board believes that implementing the reverse stock split at this time, thus terminating the Company's obligation to file periodic reports with the SEC, will enhance the Company's future performance.

        The Company does not intend to list or register the New Common Stock on any securities exchange. Completion of this transaction will result in the New Common Stock becoming eligible for termination of registration pursuant to
Section 12 (g) (4) of the Securities Exchange Act of 1934. Registration of the New Common Stock with the Securities Exchange Commission will terminate ninety
(90) days after a certification is filed with the Securities Exchange Commission stating that the number of holders of record of the New Common Stock has been reduced to less than 300 persons. The termination of registration will be deferred while the Securities Exchange Commission, after notice and opportunity for a hearing, determines that the certification is true.

        Pursuant to the provisions of the Nevada Revised Statutes Annotated, Title 7, Chapter 78, Section 207, any proposed amendment to the Certificate of Incorporation of the Company that affects an increase or decrease in the number of authorized shares of a class of stock and that includes provisions pursuant to which only money will be paid or scrip will be issued to stockholders, who before the increase or decrease in the number of shares becomes effective, in the aggregate hold 10 percent or more of the outstanding shares of the class, and who would otherwise be entitled to receive fractional shares in exchange for the cancellation of their outstanding shares, must be approved by the stockholders of the Company by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Holders of Common Stock are entitled to cast one vote for each share of Common Stock.

APPRAISAL RIGHTS AND
DISSENTERS RIGHTS

      (a) Under applicable Nevada law, shareholders of the Company will have dissenters' rights with respect to this transaction. If dissenters' rights are properly elected by a shareholder, the "fair value" of the dissenting shareholder's shares will be determined by agreement of the Company and the dissenting shareholder or, if no agreement is reached, by appraisal by order of a court. Otherwise, appraisal rights are not provided under Nevada law or under the Company's Articles of Incorporation with respect to this transaction and will not be voluntarily accorded by the Company to the shareholders.

      Generally,   under  the   provisions  of  the  Nevada   Revised   Statutes
(hereinafter  referred  to as "NRS"),  Chapter  78,  Private  Corporations  law,
Section 207, a corporation may increase or decrease in the number of shares of a class and series, if any, of its capital stock and thereby correspondingly increase or decrease the number of issued and outstanding shares of the same class and series held by each stockholder by a resolution of the board of directors.

Notwithstanding the foregoing, in the event that a proposal to increase or decrease the number of authorized shares of any class and series, if any, that includes provisions pursuant to which only money will be paid or script will be issued to stockholders who hold more than 10 percent of the outstanding shares of the affected class or series and would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their shares, the increase or decrease must be approved by the vote of stockholders holding a majority of the voting power of the affected class and series, unless the articles of incorporation provide for a greater proportion of stockholders to approve the change in the number of shares. Moreover, a proposed increase or decrease that includes provisions pursuant to which only money will be paid or script will be issued to stockholders who before the increase or decrease held one percent or more of the outstanding shares of the affected class and series and would otherwise be entitled to receive a fraction of a share, will be subject to the provisions of NRS 92A.300 to 92A.500, Nevada's dissenting shareholder rights statutes. If the proposal is subject to NRS 92A.300 to 92A.500 any stockholder may dissent in accordance with those provisions and obtain payment of the fair value of the fraction of a share to which the stockholder would otherwise be entitled.

      THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTER'S RIGHTS UNDER THE NEVADA REVISED STATUTES AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF CHAPTER 92A.300 THROUGH 92A.500, WHICH IS REPRINTED IN ITS ENTIRETY AS AN ATTACHMENT TO THIS PROXY STATEMENT AS EXHIBIT 8 AND IS INCORPORATED HEREIN BY REFERENCE.

      Under the NRS, holders of shares of common stock who dissent to the proposed transaction in accordance with the procedures set forth in Chapter 92A will be entitled to receive payment in cash of the "fair value" of their fractional shares. NRS 92A.320 defines "fair value" as the value of the fractional share immediately before the effectuation of the reverse stock split, excluding any appreciation or depreciation in anticipation of the reverse stock split unless exclusion would be inequitable. Any stockholder who wishes to exercise such dissenter's rights, or who wishes to preserve his right to do so, should review carefully the following discussion and Exhibit 8, because failure to timely and properly comply with the procedures specified will result in the loss of dissenter's rights under the NRS. A person having beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the holder of record to follow the steps summarized below properly and in a timely manner to perfect any dissenter's rights the beneficial owner may have.

      A stockholder wishing to exercise his dissenter's rights must deliver to the Secretary of the Company, ON OR BEFORE [A DATE BEFORE VOTE IS TAKEN], a written notice of his intent to demand payment for his shares if the reverse stock split is effectuated, and he must not vote his shares in favor of the proposed reverse stock split. Written notice should be delivered to the Company at the following address:

                     PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                              ATTENTION: SECRETARY
                               633 LAWRENCE STREET
                           BATESVILLE, ARKANSAS 72501

      As provided in Chapter 92A: (i) failure of a holder of shares to make written notification of his intent to assert dissenter's right (or a beneficial owner of shares of common stock who fails to cause the record holder of such shares of common stock to make notice of his intent to assert dissenter's rights) within such time limit; or, (ii) votes in favor of the reverse stock split, will result in the loss of such holder's ability to assert dissenter's rights and receive payments for his shares pursuant to NRS 92A.300-92A.500.

      If the reverse stock split is approved by a majority of stockholders, the Company must, ON OR BEFORE, [10 DAYS AFTER THE VOTE], deliver written dissenter's notice to all stockholders who exercised their dissenter's rights to the split which notice shall be set forth (a) where the demand for payment must be sent and where and when certificates for shares must be deposited; (b) inform the dissenters not represented by certificates to which extent the transfer of the shares will be restricted after demand for payment is received by the Company; (c) supply a form for demanding payment by the dissenting shareholders that includes, among other things, that the dissenter acquired beneficial ownership of the shares prior to the date on which the reverse stock split was approved; (d) the date by which the Company must receive the demand for payment, which date may not be less than 30 nor more than 60 days after the date of the notice is delivered; and (e) be accompanied by a copy of NRS 92A.300 to 92A.500. Dissenting stockholders who do not comply with all stipulations and meet all deadlines to be set forth in the foregoing notice, including returning to the Company the dissenter's demand for payment, will not be entitled to payment for their shares in accordance with NRS 92A.300 to 92A.500. In lieu thereof the non-complying stockholders will receive the consideration of $6,500 per share of New Common Stock for their fractional shares.

      Within 30 days of the Company's receipt of the dissenter's demand for payment, the Company will pay the Company's estimate of the fair value of the fractional shares plus accrued interest to the dissenting stockholder. The stockholder will also receive from the Company a statement of the Company's estimate of the fair value of the shares, an explanation of how interest was calculated, and a statement of the dissenter's further rights to demand payment under the NRS. In accordance with the NRS, interest will be calculated from the effective date of the reverse stock split until the date of payment at the average rate paid by the Company on its principal debt or, if none, at a rate that is fair and equitable.

      If a demand for payment remains unsettled, the Company must commence a proceeding in the District Court of the county where its registered office is located within 60 days after receiving the demand containing the dissenting stockholder's estimate of fair value of his shares, and petition the Court to determine the fair value of the shares and accrued interest. All dissenters, whether or not residents of Nevada, whose demands remain unsettled shall become parties to the proceeding. The jurisdiction of the Court in which the proceeding is commenced is plenary and exclusive. The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The dissenters have the same discovery rights as parties in other civil proceedings. Each dissenter who is made a party to the proceeding is entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company. If the Company does not commence the proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount demanded by the dissenter.

      The costs of the legal proceeding, including the reasonable compensation and costs of the appraisers, shall be determined by the Court and assessed upon the Company, except the Court may assess costs against the dissenters in amounts deemed equitable by the Court if the dissenters acted arbitrarily or vexatiously or not in good faith in demanding payment. The Court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the Court finds equitable.

      FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 92A OF THE NRS FOR PERFECTING DISSENTER'S RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. DISSENTERS WILL RECEIVE FURTHER NOTICE REGARDING SPECIFIC DEADLINES AND REQUIRED ACTIONS.

      EFFECT UPON THE COMPANY

      Upon consummation of the reverse stock split, the Company anticipates that the number of record shareholders will be reduced from 947 to less than 50. The Company will have achieved the objective of the reverse stock split described above.

      The Board considered making a tender offer for shares of Common Stock as an alternative to the reverse stock split. This alternative was viewed as undependable as it was not certain that the Company would reduce the number of its record stockholders to less than 300 (and if it did not, a reverse stock split such as the one described here would be required in order to complete the "going private" transaction). Furthermore, since a tender offer would require retaining a firm to solicit tenders and the reverse stock split would not require such solicitation, the projected costs of a tender offer appeared likely to be considerably higher than the costs expected to be incurred in connection with the reverse stock split.

      As a private company, the Company will no longer be able to sell shares of Common Stock which are freely tradable, thereby limiting, to some degree, its access to equity capital.


EFFECT UPON CERTAIN AFFILIATES
OF THE COMPANY

      Set forth in the following table are the number of shares of Common Stock currently owned or controlled by certain officers and/or directors of the
Company (the "Affiliated Stockholders"), the percentage of total shares outstanding they control, the number of shares expected to be owned , and the percentage of total shares expected to be outstanding following the proposed reverse stock split.


     NAME AND TITLE                 SHARES CURRENTLY OWNED          SHARES OWNED POST SPLIT

                                      NUMBER            %             NUMBER            %

William T. Evans, President &
CEO, Director, Controlling Person  5,078,178 (1)      35.9              506           38.6

J. Robert Lemon, Director,
Controlling Person                 4,904,242 (2)      34.8              490           37.4

Timothy A. Nolan, Director,
Controlling Person                 5,603,760 (3)      39.7              560           42.8


    NOTES:

     1. Includes 4, 211,360 shares held by a trust principally for the benefit of Mr. Evans. Also includes 717,000 shares held in trust for the benefit of Mr. Evans' nephew for which he disclaims beneficial ownership.
     2. Includes 4,093,360 shares held by a trust principally for the benefit of Mr. Lemon. Also includes 671,000 shares held in trust for the benefit of nephews and nieces of Mr. Lemon for which he disclaims beneficial ownership.
     3. Includes 310,400 shares held by a trust for the benefit of Mr. Nolan. Also includes 5,293,360 shares held as trustee for which Mr. Nolan disclaims beneficial ownership.

        Set forth in the following table are the net book value and net earnings per share attributable to the Affiliated Stockholders, in terms of both dollar amounts and percentages, before and after the proposed stock split.


                          BOOK VALUE               BOOK VALUE                 BASIC EARNINGS            BASIC EARNINGS
                          PRE-SPLIT (1)            POST-SPLIT (1)             PRE-SPLIT (2)             POST-SPLIT (2)
--------------------------------------------------------------------------------------------------------------------------

                                    %                            %                         %                         %
                                 of Total                     of Total                  of Total                  of Total
      Name          Amount       Amount       Amount          Amount       Amount       Amount       Amount       Amount
--------------------------------------------------------------------------------------------------------------------------

William T. Evans    $2,082,053     34.9       $2,049,492        38.6       $457,036       37.5       $465,910       38.8

J. Robert Lemon     $2,010,739     33.8       $1,984,686        37.4       $441,382       36.2       $451,177       37.5

Timothy A. Nolan    $2,297,542     38.6       $2,268,213        42.7       $504,338       41.3       $515,631       42.9


     NOTES:

     1. This amount represents the numbers of shares owned multiplied by the book value per share as of October 31, 1998, the end of the most recent fiscal year of the Company. Such amounts represent only the stockholder's pro rata interest in the Company's book value and are not payable to the stockholders of the Company in the ordinary course of business.
     2. This amount represents the numbers of shares owned multiplied by the basic earnings per share of the Company for the fiscal year ended October 31, 1998. Such amounts represent only the stockholder's pro rata interest (if any) in the Company's net earnings and are not payable to the stockholders of the Company in the ordinary course of business, other than as dividends. The Company has never paid any dividends on its Common Stock.


        The Affiliated Stockholders are expected to continue in their present positions in the Company following the reverse stock split. None of these persons will receive any consideration in connection with the reverse stock split other than amounts received as a result of the purchase by the Company of fractional shares of New Common Stock.

EFFECT UPON UNAFFILIATED
STOCKHOLDERS

        Upon consummation of the reverse stock split and termination of the Company's obligation to file periodic reports under the federal securities laws, information now available to stockholders in the annual, quarterly and other reports required to be filed by the Company with the Securities Exchange Commission may not be provided to the Company's stockholders in the form previously available or upon a periodic basis. Stockholders owning not less than fifteen percent (15%) of the outstanding New Common Stock will retain the right to inspect the books of account and all financial records of the Company, to make extracts therefrom, and to conduct an audit of such records in accordance with the Nevada Revised Statutes Annotated, Section 78.257. Following the reverse stock split, no unaffiliated stockholder will own fifteen percent (15%) or more of the outstanding New Common Stock and accordingly, no unaffiliated stockholder will be entitled to exercise the inspection rights afforded under Nevada law.

        All owners of fractional shares of New Common Stock following the reverse stock split will receive cash in lieu of such fractional shares at the rate of $6,500 for each whole share of New Common Stock, pro rated as to the fractional share held by each such owner. The Company believes that the purchase price represents a fair price per share of the Company's Common Stock. Furthermore, stockholders receiving cash in lieu of fractional shares of New Common Stock will not have to pay any brokerage fees or commissions in connection with such transaction.

        Stockholders owning only fractional shares of New Common Stock following the reverse stock split will receive cash in lieu of such fractional shares, will cease to have any ownership interest in the Company, and will cease to participate in future earnings and growth, if any, of the Company.

TAX TREATMENT OF PURCHASE
OF FRACTIONAL SHARES

        Upon consummation of the reverse stock split, each 10,000 shares of Old Common Stock issued and outstanding immediately prior to the effective time of such split will be converted into one share of New Common Stock, and all resulting fractional shares of New Common Stock will be purchased by the Company at the price of $6,500 per share. The following description of the federal income tax consequences of the reverse stock split is included solely for the general information of the holders of the Company's Common Stock. The federal income tax consequences for any particular stockholder may be affected by matters not discussed herein, and each stockholder should consult his or her personal tax advisor in determining the federal, state, and local income tax consequences of the reverse stock split and purchase of fractional shares.

        For those stockholders receiving New Common Stock from the consummation of the reverse stock split, there will be no direct tax consequences except for the reallocation to the stockholders' per share basis.

        The purchase of fractional shares of New Common Stock by the Company will be a taxable transaction for federal income tax purposes. Each holder of fractional shares of New Common Stock purchased by the Company subsequent to the reverse stock split will recognize gain or loss upon the purchase of that stockholder's fractional share of New Common Stock equal to the difference, if any, between (i) the amount of the cash payment received for the fractional shares and (ii) the stockholder's tax basis in the fractional shares, so long as the fractional shares were held as a capital asset of the stockholder. Any subsequent gain or loss resulting from the disposition of New Common Stock may be treated as a capital gain or loss transaction. As indicated previously, holders of New Common Stock are urged to consult their personal tax advisors as to the tax consequences of the reverse stock split and purchase of fractional shares under federal, state, local, and any other applicable laws.

        The cash payments due to the holders of fractional shares of New Common Stock (other than certain exempt entities and persons) will be subject to a backup withholding tax at the rate of 31% under federal income tax law unless certain requirements are met. Generally, the Company or its paying agent will be required to deduct and withhold the tax on cash payments due at the effective time of the purchase of fractional shares of New Common Stock subsequent to the reverse stock split if (i) a stockholder fails to furnish a taxpayer identification number ("TIN", the TIN of an individual is his or her Social Security Number) to the paying agent or fails to certify under penalty of perjury that such TIN is correct; (ii) the Internal Revenue Service ("IRS") notifies the paying agent that the TIN furnished by the stockholder is incorrect; (iii) the IRS notifies the paying agent that the stockholder has failed to report interest, dividends, or original issue discount in the past; or
(iv) there has been a failure the stockholder to certify under penalty of perjury that such stockholder is not subject to the backup withholding tax. Any amounts withheld by the paying agent in collection of the backup withholding tax will reduce the federal income tax liability of the stockholders from whom such tax was withheld.

PROCEDURES IN DETERMINING THE
FAIRNESS OF THE TRANSACTION

          The Company believes that the proposed reverse stock split and subsequent purchase of fractional shares is fair to unaffiliated stockholders of the Company. The Board of Directors of the Company by unanimous vote on April 6, 1999, with no member of the Board of Directors dissenting or abstaining from such approval, adopted a resolution declaring the terms and conditions of the reverse stock split and purchase of fractional shares to be advisable, and directing that a proposed amendment to the Articles of Incorporation of the Company be submitted to shareholders of the Company for consideration.

        A special committee of the Board of Directors of the Company was established by the unanimous written consent of the Board, dated February 2, 1999 (the "Special Committee"). The Special Committee is comprised of J. Philip Boesel, whose profession is investment banking, and Michael S. Black, a CPA, both of whom are directors who are neither employees nor controlling persons of either the Company or its affiliate, Life Plus International. The Special Committee was asked to take such action as was necessary to find and retain an appropriate firm to prepare a fairness opinion regarding the value of the Company's common stock. On February 28, 1999 the Special Committee retained the Economic and Financial Consulting Group, Inc. ("EFCG") to render its opinion as to the fair value, from a financial point of view, of the common stock of the Company.

        EFCG delivered its written opinion on March 24, 1999. No restrictions were imposed by the Special Committee or the Board of Directors of the Company upon EFCG with respect to the investigations made or procedures followed by EFCG in rendering its opinions.

        The Special Committee was also charged with the responsibility of recommending to the Board of Directors a fair price to pay for the fractional shares resulting from the reverse stock split of the Common Stock. It met with representatives of EFCG, discussions occurred and information was shared concerning the methodologies employed in determining a fair value, and the application of such methodologies to the Company's financial and market position and future prospects. Based upon these deliberations and the written report of EFCG, the Special Committee unanimously recommended to the Board of Directors of the Company that $6,500 per share of New Common Stock resulting from the reverse stock split would be a fair price to pay (hereafter referred to as the "Purchase Price").

        The full text of EFCG's fairness opinion, which sets forth certain assumptions made, certain procedures followed, and certain matters considered by EFCG, is attached hereto as Exhibit 3.

        In addition to the recommendation of the Special Committee, and the conclusions contained in the EFCG report, the Board of Directors independently considered certain additional factors. These factors included a comparison of the purchase price for fractional shares of the New Common Stock, which is based on a value of $0.65per share of Old Common Stock, to: (i) the January 31, 1999 (end of first fiscal quarter) book value per share of Old Common Stock, which was approximately $0.42 per share; and (ii) the historic and current market values of the Company's common stock, which ranged between a high of $1.1875 and a low of $0.5625 during the period 4/1/98 and 3/31/99. In addition, the Board of Directors considered the amount and level of transactions in shares of the Company's common stock during the past year, which averaged only approximately 1,800 shares traded per day during the one year period indicated above.

        The Company's Board of Directors further considered the competitive advantages of and benefits to the Company of not being required to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities and Exchange Act of 1934, the direct and indirect cost savings to be realized by the Company from not having to file such periodic reports, and the benefits to be derived by the remaining Company stockholders from the transactions described in this Schedule.

        The Company's Board of Directors determined that liquidation value was not a relevant measure of the fairness of the share valuation. The Board further noted that no firm offers to purchase the Company had ever been received, nor had the Company engaged in any previous share purchase transactions which could be used by the Board in connection with an assessment of the fairness of the share valuation.

        In reaching its determination as to the fairness of the Purchase Price, the Board of Directors of the Company did not assign any relative or specific weights to the foregoing factors.

          Pursuant to the provisions of the Nevada Revised Statutes Annotated, Title 7, Chapter 78, Section 207, any proposed amendment to the Certificate of Incorporation of the Company that affects an increase or decrease in the number of authorized shares of a class of stock and that includes provisions pursuant to which only money will be paid or scrip will be issued to stockholders, who before the increase or decrease in the number of shares becomes effective, in the aggregate hold 10 percent or more of the outstanding shares of the class, and who would otherwise be entitled to receive fractional shares in exchange for the cancellation of their outstanding shares, must be approved by the stockholders of the Company by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Holders of Common Stock are entitled to cast one vote for each share of Common Stock.

        The decision to retain EFCG to prepare a report concerning the fair value of the Company's common stock was made by the Special Committee at the direction of the full Board of Directors. The Special Committee, consisting of Directors who are unaffiliated with the Company other than in their capacity as Directors, was established by the Board of Directors of the Company on February 2, 1999, to act on behalf of the unaffiliated stockholders of the Company for purposes of reviewing the desirability of undertaking the "going private" transaction which is the subject of this 13E-3 Transaction Statement. The Special Committee consisted of the following persons: J. Philip Boesel and Michael S. Black, as indicated in (a) above.

          The Board of Directors of the Company unanimously approved the recommendations of the Special Committee, which vote included all of the directors who were not employees of the Company. The Affiliated Stockholders believe that the proposed reverse stock split and subsequent purchase of fractional shares are substantively and procedurally fair to unaffiliated stockholders of the Company and concur in the recommendation of the Board of Directors that stockholders of the Company approve the proposed amendment to the Certificate of Incorporation of the Company to authorize the reverse stock split.

OFFERS TO MERGE OR ACQUIRE
THE COMPANY

        During the 18 month period preceding the date of this Proxy Statement the Company has not received any firm offers from any unaffiliated person for
(i) the merger or consolidation of the Company into or with any person, (ii) the sale or other transfer of all or any substantial part of the assets of the Company, or (iii) securities of the Company which would enable the holder thereof to exercise control of the Company.

REPORTS, OPINIONS, APPRAISALS AND
CERTAIN NEGOTIATIONS

          On February 28, 1999, the Special Committee of the Board of Directors of the Company retained the services of EFCG to perform a valuation of the Company's common stock, from a financial point of view, to be used as part of the process of establishing the price to be paid to the holders of fractional shares of the New Common Stock following the reverse stock split.

         The following information is provided with respect to the fairness opinion provided by EFCG:

           (1) EFCG performed a valuation analysis of the Company's common stock and provided its opinion as to the value of the common stock, from a financial point of view.

           (2) EFCG is a regional firm providing multidisciplinary consulting services. These services include, but are not limited to, corporate finance, business valuation, financial advisory and litigation support.

           (3) The Special Committee considered proposals from two advisory firms, interviewed one and unanimously agreed to retain the services of EFCG.

           (4) Other than the engagement of EFCG to provide the services described in (a) above, there are no relationships between EFCG or its affiliates and the Company or its affiliates which existed during the past two years or are contemplated. The fee for EFCG's services is $15,000.

           (5) EFCG provided to the Special Committee and the Board of Directors a range of values with which to calculate the Purchase Price for the fractional shares of New Common Stock. The Special Committee unanimously recommended to the Board of Directors a price of $6,500 per share of New Common Stock, and the Board of Directors unanimously adopted such recommendation.

           (6) The Company retained EFCG to perform a valuation analysis and to provide its opinion as to the value of the Company's common stock, from a financial point of view. On March 24,1999 EFCG delivered an opinion (the "Fairness Opinion") to the Special Committee of the Board of Directors of the Company. The Fairness Opinion was based upon economic, market and other conditions in effect as of its date. No limitations were imposed by the Board of Directors of the Company upon EFCG with respect to its investigation or the procedures employed in rendering the Fairness Opinion. The Fairness Opinion, which sets forth assumptions made, material reviewed, matters considered, and the limits of the review, is attached as Exhibit 3 and is incorporated into this Schedule by reference.

           The following is a summary of the Fairness Opinion. Stockholders of the Company are urged to read the Fairness Opinion in its entirety. EFCG has consented to the inclusion of its opinion in this 13E-3 Transaction Statement and in the Proxy Statement provided to stockholders of the Company, and has reviewed the following summary.

           In connection with the Fairness Opinion, EFCG reviewed, among other things: (i) the proposed transaction; (ii) annual reports on form 10-K for the fiscal years ended October 31, 1998, October 31, 1997, October 31, 1996, October 31, 1995, and October 31, 1994; (iii) quarterly reports on form 10-Q for the periods ended January 31, 1999, July 31, 1998, April 30, 1998, January 31, 1997, July 31, 1997, April 30, 1997, January 31, 1996, July 31, 1996, April 30, 1996,
January 31, 1995,  July 31, 1995,  April 30,  1995,  January 31, 1994,  July 31,
1994, and April 30, 1994; and (iv) projected financial results for fiscal years 1999 through 2004 provided by management of the Company and approved by the Board of Directors of the Company. EFCG also held discussions with management of the Company regarding its past and current business operations, financial condition and future prospects and the performance of its common stock. EFCG reviewed the reported price and trading activity of the Company's common stock, analyzed other companies which manufacture and sell products within the dental industry, the securities of which are publicly traded, and performed other such other studies and analyses as EFCG deemed appropriate.

           EFCG assumed and relied upon the accuracy and completeness of all financial and other information reviewed for the purposes of the Fairness Opinion, whether publicly available or provided to EFCG by the Company, and did not independently verify any such information or make an independent evaluation or appraisal of the assets or liabilities of the Company. The opinion of EFCG is necessarily based upon economic, market and other conditions as in effect on, and the information made available to them as of March 8, 1999. The opinion of EFCG is directed to the Special Committee of the Board of Directors of the Company and does not constitute a recommendation to any stockholders of the Company as to how the stockholder should vote at the stockholder's meeting held in connection with the proposed transaction. Subsequent developments may affect the conclusions reached in this opinion, and EFCG does not have any obligation to update, revise or reaffirm this opinion.

           Projected future financial data that was used by EFCG as the basis for the computations is summarized below:

                                   PROJECTED FINANCIAL INFORMATION
                                               (in 000's)

                                                         YEAR
-----------------------------------------------------------------------------------------------
            ITEM                     1999      2000      2001       2002        2003      2004
-----------------------------------------------------------------------------------------------
                   Net Sales       28,618    31,703    32,968     33,926      34,738    35,177
               Cost of Goods       12,164    13,458    14,113     14,572      14,991    15,232
                Gross Profit       16,454    18,245    18,855     19,355      19,747    19,945
           Operating Expense       14,498    15,923    16,273     16,596      16,848    17,053
            Operating Income        1,957     2,322     2,582      2,759       2,900     2,892
      Other Income (Expense)        (259)     (249)     (111)      (138)       (203)     (159)
           Profit Before Tax        1,697     2,074     2,471      2,621       2,696     2,733
                  Income Tax          653       793       945      1,003       1,031     1,046
                  Net Income        1,044     1,280     1,526      1,619       1,665     1,688
            Interest Expense          223       156       108        132         207       209
                        EBIT        1,920     2,229     2,579      2,753       2,904     2,943
               Taxes on EBIT          739       853       986      1,053       1,111     1,126
      Change in Deferred Tax            0         0         0          0           0         0
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                        Cash        1,800     1,800     2,696      3,407       4,249     5,285
              Current Assets        8,258     8,619     9,709     10,672      11,694    12,846
            Net Fixed Assets        2,595     3,700     5,166      6,716       8,074     8,105
                Total Assets       10,984    12,465    15,028     17,545      19,928    21,113
         Current Liabilities        3,701     3,875     3,937      4,002       4,044     4,094
              Long Term Debt          520     1,300     2,433      3,257       3,932     3,380
                 Credit Line          674        25         0          0           0         0
                   Net Worth        5,862     7,142     8,668     10,286      11,951    13,639
-----------------------------------------------------------------------------------------------

     Depreciation and Amort.          701       727       763        852         964     1,141
        Capital Expenditures          600     1,832     2,230      2,403       2,322     1,172
         Change in Work. Cap        (318)       123       106        168         120        58
-----------------------------------------------------------------------------------------------

           The preparation of a fairness opinion involves determinations as to the appropriate and relevant methods of financial analysis and, therefore, reference should be made to the Fairness Opinion in its entirety and not to a summary description. In performing its analysis, EFCG made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Company.

           EFCG considered several methods to evaluate the fair market value of the Company's common stock. These methods are (i) the evaluation of the business as a going concern utilizing discounted cash flow approaches to valuation; (ii) current and historical market prices; (iii) net book value; (iv) liquidation value; and (v) multiplier approaches based on comparisons to publicly traded comparable companies. Although they examined all of these approaches to valuation, they concluded that in general and for Pro-Dentec specifically, discounted cash flow approaches are far superior to other valuation methodologies.

           EVALUATION AS A GOING CONCERN: In general, the value of any asset, whether it be financial or real, should be equal to the present value of the free cash flows accruing to the owner of the asset. Applied to a business valuation, this methodology is premised on the assumption that a buyer (shareholder) purchases a series of cash flows that would be generated over time. Value is ascribed only to cash flows that can ultimately be taken out of the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) creates no incremental value to the shareholder. Valuations based on this premise must necessarily define an appropriate cash flow and must also determine an appropriate discount factor to be used in converting projected future magnitudes into present value terms.

           Two measures of cash flow are widely accepted. The first measure of cash flow, net cash flow to equity, is defined below:

                      Net Income (after taxes)
                    + Depreciation and amortization
                    - Capital expenditures
                    - Changes in working capital
                    + Net changes in long term debt
                    = Net cash flow to equity

           The appropriate discount factor used to convert future magnitudes into present value terms is dependent on which of the cash flow approaches, discussed above, is utilized. When the focus is on net cash flow to equity, then the appropriate discount factor would be a rate of return on equity. The starting point for this analysis is a current relatively risk free rate of return such as that available on long term government debt. To this basic rate an equity risk premium reflecting the difference between large company stocks and long term government bonds, adjusted for a particular company, is added. An additional risk premium, based on size, would then be added to account for the extra risk associated with smaller companies. Given these considerations the appropriate rate of return on equity is calculated in accordance with the equation below:

        ke = Rf + ((beta) x ERP) + SP

        Where ke = Rate of return on equity.

        Rf = Risk free rate of return which is assumed to be 5.75% based on the current yield on long term government bonds as reported in the Wall Street Journal, this date.

        (beta) = A measure of a particular security's volatility (risk) as related to the market in general. According to information contained in Ibbotson Associates: INDUSTRY COST OF CAPITAL, an appropriate measure of
        (beta) would amount to 0.95.

        ERP = equity risk premium which is assumed to be 7.8% based on information contained in Ibbotson Associates: STOCKS, BONDS, BILLS AND INFLATION 1998 YEARBOOK (IBBOTSON).

        SP = Size risk premium which is assumed to be 3.3 % based on IBBOTSON.

           Performing the computation indicated by the formula above, the appropriate rate of return on equity (ke) would be 16.46%.

           An alternative approach to computing the appropriate rate of return on equity involves the use of estimates of ke specific to the dental equipment and supplies industry (SIC Code 3843) as reported in Ibbotson and Associates:
INDUSTRY COST OF CAPITAL. The basic reported equity return, 14.23% (industry composite return for an industry predominantly comprised of companies that would be classified as low capitalization companies) should then be adjusted to account for the size premium that would be appropriate for micro-capitalization companies, 1.6% (micro-capitalization equity premium - low capitalization equity premium), yielding a value of ke amounting to 15.83%.

           EFCG then concluded that a conservative estimate of the appropriate equity return for the Company would be in the range of 15.83% and 16.46%.

           The second widely accepted measure of cash flow focuses on net cash flow available to overall invested capital, equity plus debt, (free cash flows) is defined below:

                      Earnings before interest and taxes (EBIT)
                    - Taxes on EBIT
                    + Depreciation and amortization
                    - Capital expenditures
                    - Changes in working capital
                    = Net cash flow to overall invested capital

           For valuations based on cash flows available to overall invested capital (free cash flows), the appropriate discount factor would be a weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm's operation and growth. The weighted average cost of capital is defined by equation (2), below:

        ka = (ke x we) + (kd(1-t) x wd)

        Where ka = weighted average cost of capital

        ke = rate of return on equity which is assumed to be in the range 15.83% to 16.46% as discussed above.

        we = Percentage of equity capital in the capital structure.

        kd  = rate of return on debt

        t = company's effective income tax rate

        wd = percentage of debt capital in the capital structure

           Performing the computation indicated by the equation above indicates an average weighted average cost of capital for the years 1999-2004 in the range 12.67% to 13.14%. We have utilized an average for these years because the values for we, wd and kd differ for each year in the projection period. The terminal value of ka, utilized for year 2005 and subsequent years, is in the range 12.93% to 13.42%, which represents the weighted average cost of capital for the year 2004.

           Given the discussion of cash flows and discount factors, above, the basic valuation of Pro-Dentec as a going concern (discounted cash flow analysis) is described by the equation below:

                   5            t                    5
        Value = (SIGMA) Ct/(1+k) + (Cf /(k-g))/(1+k) - current debt claims t =0

        Where Value = present value of projected future cash flows

        Ct = Cash flow in year t

        Cf = Normalized future cash flow

        k = appropriate discount factor, either rate of return on equity (ke) or weighted average cost of capital (ka).

        g = projected growth in future cash flows which is assumed to be 2%. It should be noted that any changes in inflation in future years would effect k and g in the same direction so as to have little effect on the computations.

        Current debt claims = current outstanding debt of the company as of October 31, 1998. Debt claims amounting to $2,736,000 are subtracted for valuations focusing on free cash flows available to debt and equity, but are ignored in valuations focusing on cash flows available to equity.

           Value calculated in accordance with the equation above is converted into a per share basis by dividing by 14,100,000 outstanding shares. Based on these discounted cash flow analyses, EFCG has opined that the fair value of a share of the common stock of the Company lies in the range $0.57 and $0.71.

           CURRENT AND HISTORICAL MARKET PRICES: EFCG also examined current and historical market prices and trading volume for the Company's common stock. They concluded that stock prices would not necessarily be the best indicator of value for the reasons indicated below. The "Efficient Markets Hypothesis" argues that all publicly available information should at all points in time be fully incorporated into the value of securities. Consequently, for most publicly traded securities the current market price of common stock should reflect the intrinsic value of discounted projected future cash flows based on information available at the time. In the case of thinly traded securities, such as the Company's, it would not necessarily be true that current stock price would always be equal to intrinsic value. More specifically, while the shares of the Company are publicly traded, they are closely held, are frequently not traded, and when they do trade, tend to trade in small volume. Approximately 85% of the shares are restricted as to sale by a formal shareholder agreement, and have never been traded. An additional point related to the use of current and historical stock prices as indicators of value would involve the notion that, all other things being equal, ownership interests which are not freely marketable are worth less than the same shares if they were regularly traded. Consequently, any valuation based on current or historical stock prices would be subject to a significant illiquidity discount.

           While EFCG did not consider that in this instance stock prices represented a definitive indicator of economic value, their calculation of average stock price over the last 3 months and 6 months (ending March 15, 1999) indicated values of $0.66 per share and $0.68 per share, respectively, which are corroborative of the results obtained involving discounted future cash flows.

           EFCG also considered book value per share and liquidation value as indicators of value, as well as a ratio analysis of other publicly traded comparable companies. Their conclusions regarding these indicators are summarized as follows:

           PUBLICLY TRADED COMPARABLE COMPANIES: In many instances multiplier approaches based on price/earnings ratios or similar measures are used for valuation purposes. This methodology entails identifying publicly traded comparable companies and assuming that financial and valuation ratios would be similar across companies. It should be stressed that the appropriate multiplier utilized in these instances would essentially be the inverse of the rates of return on equity (ke) or weighted average cost of capital (ka) utilized in the discounted cash flow analysis. Consequently, this is a valuation technique that is primarily corroborative in nature.

           In an attempt to corroborate the findings reported above, EFCG examined a number of publicly traded companies sharing some similarities with the Company. They concluded that the Company is fairly unique in that it is relatively small, is vertically integrated in the manufacturing and sale of its core products, and sells its products in narrow dental market niches. There are some companies that sell the same products, but also sell substantially different products; consequently, it is difficult to disentangle the separate effects of the relevant divisions. Other companies focus on either manufacturing or selling the relevant products. Of those companies that are publicly traded, with a substantial part of their business in the dental industry, and that both manufacture and sell their products, relevant financial ratios provide little guidance, since many of those companies have recently incurred losses, such that calculations of Price/Earnings ratios are not meaningful. Further, those companies do not produce and sell in the same narrow dental market niches that the Company does. EFCG concluded that for purposes of valuing the Company's common stock, there were no publicly traded comparable companies.

           BOOK VALUE PER SHARE: The Company is engaged in a dynamic and ever-changing dental market. EFCG stated that book value per share measures are inherently backward-looking and reflective of past performance; that they are not necessarily indicative of future performance. In dynamic markets proper valuation of common stock should reflect expectations of FUTURE performance. They noted that the Company's book value per share as of October 31, 1998 was $0.41, which is significantly less than the Company's current and historical prices. For these reasons EFCG concluded that use of book value per share in the valuation of common stock is not appropriate.

           LIQUIDATION VALUE: EFCG concluded that use of liquidation value is not appropriate here for the following reasons. The Company is not in a business posture where liquidation is remotely possible. Additionally, any liquidation value would necessarily be below the book value, and as discussed above, book value per share is not appropriate for valuation purposes here.

           The Fairness Opinion relates only to whether the consideration to be received by the holders of fractional shares of New Common Stock is fair from a financial point of view and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed transaction.

           The full text of EFCG's opinion is attached as Exhibit 3 to this Statement. The Fairness Opinion shall be made available for inspection and copying at the principal executive offices of the Company at 633 Lawrence Street, Batesville, Arkansas, during its regular business hours by any interested stockholder of the Company or his representative who has been so designated in writing.

                                OTHER INFORMATION


BACKGROUND

           The Company, a Nevada Corporation, is principally engaged in the business of designing, manufacturing, and marketing products to dental professionals relating to the diagnosis, treatment, and prevention of periodontal and other oral diseases. The Company's executive offices are located at 633 Lawrence Street, Batesville, Arkansas 72501; the telephone number is
(870) 698-2300.

           On April 6, 1999, the Board of Directors of the Company unanimously adopted a resolution authorizing the submission to the vote of the stockholders of the Company a proposal under which all outstanding shares of Old common Stock will be subject to a reverse stock split at the ratio of 10,000 shares of Old Common Stock to 1 share of New Common Stock. A copy of the resolution adopted by the Board is attached to this Proxy Statement as Exhibit 2.

           The Company expects to submit the proposal to the stockholders of the
Company  at  a  special   meeting   expected   to  be  held  at  10:00  a.m.  on
_____________________, at 70 Batesville Boulevard, Batesville, Arkansas.

           The Company does not expect that any material change in the present dividend rate or policy or indebtedness of the Company will occur as a result of the reverse stock split. A change in the Company's capitalization will not occur as a result of the change in par value of the New Common Stock.

PAYMENT OF PURCHASE PRICE

           The purchase price of fractional shares of New Common Stock will be paid from available funds of the Company, which is expected to result in a use of cash in the amount of $650,000 and a reduction in shareholders' equity in the same amount. The Company anticipates that, as a result of the reverse stock split, there will be approximately 100 aggregate fractional shares of the New Common Stock to be purchased by the Company at a price of $6,500 per share of New Common Stock. Such price per share was determined based upon the report of EFCG as to value of the Common Stock of the Company as further described in this Proxy Statement.

MANAGEMENT AND ITS INTENTIONS

        The current directors and executive officers of the Company, along with certain additional information about each, are as follows:

Name                      Age         Director               Current
                                       Since              Positions Held

William T. Evans          56            1987          President, Chief Executive
                                                      Officer & Director

Robert E. Christian       37            1988          Executive Vice President,
                                                      Secretary/Treasurer &
                                                      Director

Frank H. Newton, III      58            ---           Chief Operating Officer

Richard L. Land           53            ---           Vice President, Controller

J. Robert Lemon           56            1987          Director

Timothy A. Nolan          45            1988          Director

J. Philip Boesel          66            1995          Director

Michael S. Black          47            1996          Director

        William T. Evans became President and Chief Executive Officer of the Company in February, 1996. Previously, he was the Executive Vice President and Secretary, and has been a Director since 1987. Mr. Evans was an officer of Dynavest Partnership, the original licensee for the Rota-dent product, from 1981 until its dissolution in December of 1992; and an officer of Multiway Associates, a specialty nutrition company, since 1982. Mr. Evans is a cousin of Timothy A. Nolan, a Director of the Company.

        Robert E. Christian became Executive Vice President, Secretary and Treasurer of the Company in February, 1996. Previously, he was the Senior Vice President and Treasurer, and has been a Director since 1988. Mr. Christian has been Vice President of Data Control and Computer Services for Multiway Associates, a specialty nutrition company, since 1982.

        Frank H. Newton, III has been Chief Operating Officer of the Company since February, 1993. Prior to joining the Company, Mr. Newton was President and Chief Operating Officer of Scott Instruments Corporation, Denton, Texas, since 1988, and prior to that, President and Chief Executive Officer of AVM Systems, Inc., Fort Worth, Texas, for six years.

        Richard L. Land has been the Controller of the Company since June, 1996. He was elected Vice President in March, 1997. Prior to that time, he served as Controller of Darling Special Products, Inc., Caruthersville, Missouri, since 1990, and as General Accounting Manager of the Columbus Division of General Tire and Rubber, Columbus, Mississippi, for four years. Mr. Land was awarded the CPA Certificate by the state of Missouri in 1990.

        J. Robert Lemon has been a director of the Company since 1987, and served as its President from 1987 to 1996, when he resigned to devote full time to other business interests. He continues to work with the Company as a consultant. Mr. Lemon was an officer of Dynavest Partnership, the original licensee for the Rota-dent product, from 1981 until its dissolution in December, 1992; and has been an officer of Multiway Associates, a specialty nutrition company, since 1982.

        Timothy A. Nolan has been a director of the Company since 1988. Mr. Nolan has been Managing Director of Multiway Associates, a specialty nutrition company, since 1987, and an officer and director of V. M. Nutri, Inc., a specialty nutrition company, since 1989. He has been employed by V. M. Nutri since 1982. Mr. Nolan is the cousin of William T. Evans.

        J. Philip Boesel, Jr. has been a director of the Company since 1995. He was formerly the First Vice President, Investment Banking of Kirkpatrick,
Pettis, Smith, Polian, Inc. from 1991 to 1996. Kirkpatrick Pettis is a subsidiary of Mutual of Omaha. Prior to this Mr. Boesel was the President of Robert G. Dickinson & Co., a regional investment banking firm, from 1971 through 1990, when the company was sold. Mr. Boesel is a former Governor of the National Association of Securities Dealers, and is currently a director of several privately-held companies. He holds a B.B.A. degree from the University of Wisconsin, and a Masters degree in Business from Michigan State University.

        Michael S. Black has been a director of the Company since 1996. He is a partner in the firm of Smith & Black, CPA's and Consultants, since 1988. He specializes in the areas of corporate information systems and corporate income tax. Mr. Black holds B.B.A degrees in Accounting and Finance from the University of Wisconsin at Whitewater, and is a Certified Public Accountant.

        No transactions in any shares of the Common Stock of the Company were effected during the 60 days immediately preceding the date of this Proxy Statement by the Company or by any of the persons named above.

        Based upon inquiry by the Company, no executive officer, director, or affiliate of the Company or any person listed above presently intends to tender or sell any of the Company's Common Stock owned or held by such person, except with respect to fractional shares of New Common Stock to be purchased by the Company following the reverse stock split. Each of the persons has stated that he presently intends to vote all shares of the Common Stock held by such person and with respect to which such person holds proxies, in favor of the proposal. None of the persons, to the Company's knowledge, has made a recommendation in support of or opposed to the proposal, except for the recommendation in support of the proposal made by the Board of Directors.

        No officer,  employee,  class of  employees,  or corporate  asset of the
Company (excluding corporate assets which are proposed to be used as consideration for purchases of securities or payment of expenses as disclosed in this Proxy Statement) has been or is proposed to be employed by the Company or any affiliate in connection with the proposed reverse stock split as described in this Proxy Statement.

        No person has been employed, retained, or is to be compensated by the Company, or by any person on behalf of the Company, to make solicitations or recommendations in connection with the proposed reverse stock split described in this Proxy Statement.

        There are no contracts, arrangements, understandings, or relationships between the Company or the persons listed above and any other person in connection with the proposed reverse stock split concerning the transfer or voting of the Company's Common Stock, joint ventures, loan or option arrangements, puts or calls, guaranties, or the giving or withholding of proxies, consents, or other authorizations with the exception of the agreement disclosed below:

        Approximately 85% of the outstanding shares of the Company's common stock are restricted as to transfer or sale by a shareholders agreement which was signed in 1986. The shareholders agreement contains provisions which require the following: (i) all decisions required to be made under the agreement shall be made by a majority vote, with each shareholder having one vote for each share owned by the shareholder; (ii) no shareholder may sell or transfer any of his or her shares except in the proportion in which all of the shareholders sell or transfer their shares; and (iii) all of the shares covered by the shareholders agreement shall be voted as a block at all meetings of the shareholders of the Company. The block of shares covered by the shareholders agreement will be voted in favor of the Proposed Amendment.

THE COMPANY'S COMMON STOCK

        As of March 31, 1999, 14,100,000 shares of the Common Stock were outstanding and held of record by approximately 947 persons. The Common Stock of the Company is traded in the Emerging Company Marketplace of the American Stock
Exchange: symbol "PRO.EC".

        The following are the high and low prices of the Company's Common Stock as published by the American Stock Exchange Emerging Company Marketplace:

        Quarter Ended                  High Close                 Low Close

        APRIL 30, 1997                  2                           1
        JULY 31, 1997                   1 7/16                        15/16
        OCTOBER 31, 1997                1 3/16                         3/4
        JANUARY 31, 1998                1 3/16                         3/4
        APRIL 30, 1998                  1 3/8                         15/16
        JULY 31, 1998                   1 1/16                         3/4
        OCTOBER 31, 1998                 15/16                        11/16
        JANUARY 31, 1999                  3/4                          9/16

        The Company has never paid cash dividends on its common Stock. Payment of dividends on Common Stock is within the discretion of the Board and will depend, among other factors, on earnings, capital requirements, and the operating financial condition of the Company.

        Neither the Company nor any of its affiliates has purchased any of the securities of the Company since the commencement of the Company's second full fiscal year preceding the date of this Statement, with the exception of the following transaction: Mr. William T. Evans, President, Chief Executive Officer, Director, and Controlling Person, purchased 10,000 shares of Common Stock in an open market transaction on February 6, 1997 at a price of $1.25 per share.

TERMS OF THE PROPOSED
REVERSE STOCK SPLIT

        The Company proposes, subject to stockholder approval, to decrease the number of shares of Common Stock outstanding by means of a reverse stock split in the ratio of 10,000 shares of Old Common Stock to 1 share of New Common Stock. The par value of the New Common Stock would be adjusted accordingly from $.01 per share to $100.00 per share. If the proposal is approved by the stockholders, as a result of the reverse stock split, the total authorized shares of Common Stock will be reduced from 30,000,000 shares to 3,000 shares.

        Following the reverse stock split, no fractional shares will be authorized, and any fractional shares will be purchased from holders thereof at the rate of $6,500 per share of New Common Stock. All holders of Common Stock will be treated identically in connection with the reverse stock split, in that all fractional shares of New Common Stock will be purchased at the rate of $6,500 per share of New Common Stock.

        Following the reverse stock split and purchase of resulting fractional shares of New Common Stock, it is expected that the number of shareholders of the Company's Common Stock will be reduced from approximately 947 (as of March 26, 1999) to less than 50. As a result of the reduction in number of shareholders to less than 300, the Company intends to suspend its obligation to file periodic reports with the SEC pursuant to section 15(d) of the Exchange Act of 1934.

COSTS OF THE TRANSACTION

        The following is a statement of all expenses incurred or estimated to be incurred in connection with the going private transaction. The Company will be responsible for paying any and all of such expenses.

                      Filing Fees                  $      130
                      Legal Fees                       25,000
                      Appraisal Fees                   15,000
                      Solicitation Expense              5,000
                      Printing Costs                    2,500

                      Total                        $   47,630


        All of the foregoing expenses, as well as the purchase price of fractional shares of New Common Stock, are expected to be paid from the available funds of the Company.

ANTICIPATED APPROVAL OF THE
PROPOSED AMENDMENT

        It is expected that the owners of more than the necessary majority of the shares of Common Stock entitled to vote on the Proposed Amendment (including, without limitation, all shares owned by the person listed on Exhibit 1 and any shares controlled by them) will vote in favor of such amendment, and, accordingly that such amendment will receive the necessary approval from the stockholders entitle to vote on the question. Upon receipt of stockholder approval, the Company expects to move quickly to implement the Proposed Amendment and the reverse stock split authorized by such amendment.

PROCEDURAL ISSUES OF
REVERSE STOCK SPLIT

        Upon approval of the Proposed Amendment, each 10,000 shares of Old Common Stock will be converted into 1 share of New Common Stock. Fractional shares of New Common Stock will not be issued as a result of the reverse stock split. Holders of Old Common Stock otherwise entitled to a fractional share of New Common Stock following the reverse stock split will be paid cash in lieu of such fractional shares at a Purchase Price equal to $6,500 per whole share of New Common Stock. The reverse stock split will be come effective upon the filing of the Certificate of Amendment to the Company's Certificate of Incorporation with the Nevada Secretary of State. The filing of the Certificate of Amendment will occur as soon as practicable on or after the approval of the Proposed Amendment.

        The conversion of shares of Old Common Stock into New Common Stock will occur upon the filing of the Certificate of Amendment with the Secretary of State. As soon as practicable after such filing, each holder of Old Common Stock will receive a letter of transmittal containing instructions for the surrender of certificates representing shares of Old Common Stock in exchange for shares of New Common Stock and cash (in the case of fractional shares of New Common Stock) for which the shares represented by the certificates so surrendered are exchangeable pursuant to the reverse stock split.

        FOLLOWING THE REVERSE STOCK SPLIT, STOCKHOLDERS WILL RECEIVE, BY MAIL, LETTERS OF TRANSMITTAL WITH WHICH STOCK CERTIFICATES FOR OLD COMMON STOCK SHOULD BE RETURNED. STOCKHOLDERS SHOULD, THEREFORE, NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

TREATMENT OF STOCK OPTIONS UNDER
THE COMPANY'S OPTION PLAN

        The Company has in place an incentive stock option plan (the "Plan"). The maximum number of shares of common stock reserved for issuance under the Plan is 5,000,000, with the Board of Directors having the authority to grant such options. As of October 31, 1998, options to purchase an aggregate of 1,296,000 shares of common stock were outstanding.

        Outstanding options will be subject to the same treatment as outstanding shares of common stock in regard to the proposed reverse stock split and purchase of fractional shares: the options will be split in the ratio of 10,000 shares of Old Common Stock to 1 share of New Common Stock. Option certificates will be reissued showing the adjusted number of option shares and the adjusted exercise price, with all other provisions remaining unchanged. Option holders will be paid cash for fractional option shares created by the reverse split, based upon the difference between each option holder's exercise price and the fair value established herein for the Old Common Stock, which is $0.65. Option holders whose exercise price is greater than $0.65 will receive new option certificates but no compensation for fractional shares created by the transaction. The cost of redeeming such fractional option shares is estimated to be $8,000.

FINANCIAL INFORMATION

        Audited financial statements for fiscal years 1998 and 1997 filed with the Company's most recent Annual Report on Form 10-KSB and the interim financial statements for the quarter ending January 31, 1999, reported on Form 10-QSB under Sections 13 and 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference. Forms 10-KSB and 10-QSB are available from the Securities and Exchange Commission on the Commission's website (www.sec.gov) or from the Company.

        The ratio of earnings to fixed charges for the fiscal years ending October 31, 1998 and 1997, were 4.34 and 1.91, respectively. The ratio of earnings to fixed charges for the interim period ending January 31, 1999, was 2.46.

        The book value per share as of the fiscal year ended October 31, 1998, was $0.41.

        Pro forma data disclosing the effect of the reverse stock split and buyback of fractional shares on (1) the Company's balance sheets as of the most recent fiscal year end and quarter end are attached as Exhibits 4 and 5; and (2) the Company's statements of income and earnings per share amounts for the most recent fiscal year end and quarter end are attached as Exhibits 6 and 7.

        The Company's book value per share as of January 31, 1999, and October 31, 1998, taking into account the effect of the reverse stock split and buyback of fractional shares would be $4,050.38 and $3,945.80, respectively, per share of New Common Stock.


LIST OF EXHIBITS


1. Identity and Background of Directors, Executive Officers, and Controlling Persons of the Company

2.   Proposed Amendment to the Company's Certificate of Incorporation

3.   Fairness Opinion of Economic and Financial Consulting Group, Inc.

4.   Pro Forma Consolidated Balance Sheet as of October 31, 1998 and Notes

5.   Pro Forma Consolidated Balance Sheet as of January 31, 1999 and Notes

6. Pro Forma Consolidated Statement of Income for the year ended October 31, 1998 and Notes

7. Pro Forma Consolidated Statement of Income for the year ended January 31, 1999 and Notes

8. Nevada Revised Statutes, Title 7, Chapter 92A.300 - 92A.500 (Dissenters' Rights)

                               Professional Dental Technologies, Inc.
                                            Exhibit 1
                      Identity and Background of Directors, Executive Officers,
                               and Controlling Persons of the Company

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   OCCUPATION OR EMPLOYMENT
         NAME                   POSITION                    PRESENT OCCUPATION                      DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------

William T. Evans      President                   President & Chief Executive Officer,    Executive Vice President
                      1996 - Present              Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                      Secretary, 1987 - 1996      Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300
                      Director, 1987 - Present
                      Controlling Person
------------------------------------------------------------------------------------------------------------------------------------

Robert E. Christian   Secretary & Treasurer,      Executive Vice President                Senior Vice President
                      1996 - Present              Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                      Treasurer, 1988 - 1996      Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300
                      Director, 1988 - Present
------------------------------------------------------------------------------------------------------------------------------------

Frank H. Newton, III  Chief Operating Officer,    Chief Operating Officer                 Chief Operating Officer
                      1993 - Present              Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                                                  Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300
------------------------------------------------------------------------------------------------------------------------------------

Richard L. Land       Vice President - Finance,   Vice President - Finance                Controller
                      1997 - Present              Professional Dental Technologies, Inc.  Professional Dental Technologies, Inc.
                                                  633 Lawrence Street                     633 Lawrence Street
                                                  Batesville, Arkansas  72501             Batesville, Arkansas  72501
                                                  870-698-2300                            870-698-2300

                                                                                          Controller
                                                                                          Darling Special Products, Inc.
                                                                                          P.O. Box 1000
                                                                                          Caruthersville, Missouri
                                                                                          573-333-2070
------------------------------------------------------------------------------------------------------------------------------------

J. Robert Lemon       President                   Co-Founder                              President & Chief Executive Officer,
                      1987 - 1996                 Life Plus International                 Professional Dental Technologies, Inc.
                                                  268 West Main Street                    633 Lawrence Street
                      Director, 1987 - Present    Batesville, Arkansas  72501             Batesville, Arkansas  72501
                      Controlling Person          870-698-2311                            870-698-2300
------------------------------------------------------------------------------------------------------------------------------------

Timothy A. Nolan      Director, 1988 - Present    Managing Director                       Managing Director
                                                  Multiway Associates                     Multiway Associates
                                                  268 West Main Street                    268 West Main Street
                                                  Batesville, Arkansas 72501              Batesville, Arkansas 72501
                                                  870-698-2311                            870-698-2311
------------------------------------------------------------------------------------------------------------------------------------



                               Professional Dental Technologies, Inc.
                                         Exhibit 1, Page 2
                      Identity and Background of Directors, Executive Officers,
                               and Controlling Persons of the Company

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   OCCUPATION OR EMPLOYMENT
         NAME                   POSITION                    PRESENT OCCUPATION                      DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
J. Philip Boesel, Jr. Director, 1995 - Present    Retired                                 First Vice President - Investment Banking
                                                                                          Kirkpatrick, Pettis, Smith, Polian, Inc.
                                                                                          1501 50th Street, Suite 350
                                                                                          West Des Moines, Iowa  50266
                                                                                          515-224-8520
------------------------------------------------------------------------------------------------------------------------------------

Michael S. Black      Director, 1996 - Present    Partner                                 Partner
                                                  Smith & Black, CPA's & Consultants      Smith & Black, CPA's & Consultants
                                                  421 Broad Street                        421 Broad Street
                                                  Lake Geneva, Wisconsin 53147            Lake Geneva, Wisconsin 53147
                                                  414-248-9112                            414-248-9112
------------------------------------------------------------------------------------------------------------------------------------

                     Professional Dental Technologies, Inc.
                                   Exhibit 2
                 Proposed Amendment to the Company's Certificate
                     of Incorporation Adopted April 6, 1999



Article FOURTH of the Certificate of Incorporation of the Company is hereby amended by:

     Replacing the Article with the following:

     FOURTH: The total authorized capital of this corporation is the sum of Three Hundred Thousand Dollars ($300,000) comprised of Three Thousand (3,000) common shares having a par value of One Hundred Dollars ($100). There shall be only one class of shares of the corporation; to wit: Common.

                     PROFESSIONAL DENTAL TECHNOLOGIES, INC.

                   FAIRNESS OPINION OF ECONOMIC AND FINANCIAL
                             CONSULTING GROUP, INC.

                                   EXHIBIT 3


                       ECONOMIC AND FINANCIAL CONSULTING
                                  GROUP, INC.
 ------------------------------------------------------------------------------
            6 Richland Hills Cove . Conway, AR 72032 . (501) 327-5826


March 23, 1999



Mr. J. Philip Boesel
Chairman, Special Committee
The Board of Directors
Professional Dental Technologies, Inc.


RE: FAIRNESS OPINION

Dear Mr. Boesel:

You, as Chairman of the Special Committee of the Board of Directors of Professional Dental Technologies, Inc. ("Pro-Dentec" or the "Company") have requested that we provide a fairness opinion regarding the value of the common stock of the Company. This valuation is to be used in structuring a transaction involving the reverse split of the Common Stock of the Company, and the subsequent repurchase by the Company of fractional shares created through this transaction, as part of the process to take the Company private.

It is our opinion that the fair market value of the common stock of the Company is in the range $0.5709 to $0.7136 per share. Our methodology utilized in reaching this conclusion is described in detail in the attached opinion document.

In connection with rendering this opinion, we have reviewed, among other things,
(i) the proposed transaction,  (ii) historical operating results of the Company,
(iii) internally prepared projections concerning the future performance of the Company, and (iv) the historical and current trading performance of the Company's stock. We have held discussions with members of the management of the Company regarding the past and current business operations as well as the future prospects of the Company. We have reviewed industry specific data regarding the valuation of publicly traded companies in the dental market as well as other such information as we consider appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion, whether publicly available or provided to us by representatives of the Company, and we have not assumed any responsibility for independent verification of such information. Based upon the forgoing and based upon other such matters that we consider relevant, it is our opinion that the consideration to be received by the shareholders of the Company as a result of the transaction, as indicated above, is fair from a financial point of view as of the date hereof.

Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of March 8, 1999. Our opinion is directed to the Special Committee of the Board of Directors of the Company and does not constitute a recommendation to any stockholders of the Company as to how the stockholder should vote at the stockholder's meeting held in connection with the transaction. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.


Sincerely,


/s/ Ralph D. Scott, Jr.
--------------------------
RALPH D. SCOTT, JR., Ph.D.



/s/ Keith Berry
--------------------
S. KEITH BERRY, Ph.D.

                     Professional Dental Technologies, Inc.

                                Fairness Opinion




This document is based upon information provided by Professional Dental Technologies, Inc. ("Pro-Dentec") as well as sources deemed to be reliable. The information set forth in this document is intended solely for use by the Board of Directors of Pro-Dentec. Possession of this document, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purposes by anyone but the Board of Directors of Pro-Dentec without the previous written consent of the Economic and Financial Consulting Group, Inc. ("EFCG"), or the Board of Directors of Pro-Dentec, and in any event only with attribution to EFCG. The compensation received by EFCG from this engagement is not dependent on the consummation of the transaction evaluated herein.






/s/ S. Keith Berry                                   /s/ Ralph D. Scott

S. Keith Berry, Ph.D.                                Ralph D. Scott, Jr. Ph.D

EXECUTIVE SUMMARY

The Economic and Financial Consulting Group, Inc. ("EFCG") has been retained by Pro-Dentec ("the Company") to provide a fairness opinion regarding the value of currently outstanding common stock. This opinion has been requested in connection with a contemplated transaction which calls for the company to effect a reverse split of its common stock in a ratio to be determined. Fractional shares created in the transaction will be mandatorially redeemed by the company.

Based upon our analysis, the fair market value of the common stock of Pro-Dentec is in the range $0.5709 to $0.7136 per share. The basis for our conclusion and our methodology will be explained in detail below.

THE TRANSACTION

As of the date of this report, the major elements of the contemplated transaction are to be as follows:

o The Company is contemplating a reverse split of its common stock in a ratio to be determined.
o    Shareholders   holding   fractional  shares  post  split  will  have  their
     fractional shares repurchased by the company at a fair price.

DUE DILIGENCE REVIEW

As an integral part of determining the fair market value of Pro-Dentec's common stock, EFCG conducted an extensive review of the material provided by the Company, including its historical financial results and projections of future operating results. In addition, EFCG conducted interviews with management on location. In general our discussions with management centered on the following issues:

o    The history, nature and historical operating results of the business.
o The outlook for the Company's business, including assumptions used in projecting future operating results.
o    The historical trading performance of the Company's common stock.

VALUATION

EFCG has considered several methods to evaluate the fair market value of the Company's common stock. These methods are (i) the evaluation of the business as a going concern utilizing discounted cash flow approaches to valuation; (ii) current and historical market prices; (iii) net book value; (iv) liquidation value; and (v) multiplier approaches based on comparisons to publicly traded comparable companies. Although we have examined (and will discuss, below) all of these approaches to valuation we believe, in general and for Pro-Dentec specifically, that discounted cash flow approaches are far superior to other valuation methodologies. The basis for this opinion is explained in detail in our analysis below.

Valuation as a Going Concern (Discounted Cash Flow Approaches)

In general, the value of any asset, whether it be financial or real, should be equal to the present value of the free cash flows accruing to the owner of the asset. Applied to a business valuation this methodology is premised on the assumption that a buyer (shareholder) purchases a series of cash flows that would be generated over time. Value is ascribed only to cash flows that can ultimately be taken out of the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) creates no incremental value to the shareholder. Valuations based on this premise must necessarily define an appropriate cash flow and must also determine an appropriate discount factor to be used in converting projected future magnitudes into present value terms. Each of these components of the valuation problem is discussed in detail below. Conclusions specific to the value of Pro-Dentec as a going concern are summarized in Tables 3 through 6, attached.

MEASURE OF CASH FLOW:

Two measures of cash flow are widely accepted. The first measure of cash flow, net cash flow to equity, is defined below:

                 Net Income (after taxes)
               + Depreciation and amortization
               - Capital expenditures
               - Changes in working capital
               + Net changes in long term debt
               = Net cash flow to equity

Historical and projected future financial data that would provide the basis for the computation of values of this variable are summarized in Tables (1) and (2), respectively. Tables (3) and (4) specifically demonstrate the computation of projected future net cash flow to equity evaluated at constant purchasing power as based on the projections provided by Pro-Dentec management. In Tables (3) and
(4) we have also scaled the Pro-Dentec future projections upward by a factor of 2% per annum to account for the effects of inflation. We believe that this is a conservative estimate of future inflation given the current general (CPI) inflation rate. We have also examined the historical behavior of the prices of primary Pro-Dentec products and have ascertained that they have inflated at a rate significantly below the general inflation rate (primarily because of a desire to maintain the relative position of product prices in a highly competitive market). Consequently, the use of a 2% growth factor accounts for real growth IN EXCESS OF the amounts projected by Pro-Dentec management.

A second measure of cash flow focusing on net cash flow available to overall invested capital, equity plus debt, is defined below:

                 Earnings before interest and taxes (EBIT)
               - Taxes on EBIT
               + Depreciation and amortization
               - Capital expenditures
               - Changes in working capital
               = Net cash flow to overall invested capital

Projected future values of this variable based on projections provided by Professional Dental Technologies, Inc. management as contained in the data base described by Table (2) are summarized in Tables (5) and (6). Those tables also scale Pro-Dentec projections upward to account for the effects of inflation, as discussed above.

DISCOUNT FACTOR:

The appropriate discount factor used to convert future magnitudes into present value terms is dependent on which of the cash flow approaches, discussed above, is ultimately utilized. If the focus is on net cash flow to equity, then the appropriate discount factor would be a rate of return on equity. Table (7) demonstrates the build-up of appropriate rates of return on equity. As the table demonstrates, the starting point for this analysis is a current relatively risk free rate of return such as that available on long term government debt. To this basic rate an equity risk premium reflecting the difference between large company stocks and long term government bonds, adjusted for a particular company, is added. An additional risk premium, based on size, would then be added to account for the extra risk associated with smaller companies. Given these considerations the appropriate rate of return on equity is calculated in accordance with equation (1), below:

(1)   ke = Rf + ((beta) x ERP) + SP

Where ke = Rate of return on equity.

      Rf = Risk free rate of return which is assumed to be 5.75% based on the current yield on long term government bonds as reported in the Wall Street Journal, this date.

  (beta) = A measure of a particular security's volatility (risk) as related to the market in general. According to information contained in Ibbotson
           Associates:  INDUSTRY  COST  OF  CAPITAL, an  appropriate  measure of
           (beta) would amount to 0.95.

     ERP = equity risk premium which is assumed to be 7.8% based on information contained in Ibbotson Associates: STOCKS, BONDS, BILLS AND INFLATION 1998 YEARBOOK (IBBOTSON).

     SP  = Size risk premium which is assumed to be 3.3 % based on IBBOTSON.

Performing the computation indicated by equation (1), with the assumptions above, indicates an appropriate rate of return on equity (ke) of 16.46%. It should be noted that in our opinion this represents a conservative estimate of ke because the SP that we have utilized represents the expected micro-capitalization equity size premium as reported in IBBOTSON. This size category contains companies with market capitalization of up to $261million which would generally be considered to be significantly less risky than Pro-Dentec which has market capitalization of less than $10 million.

An alternative approach would involve the use of estimates of ke specific to the dental equipment and supplies industry (SIC Code 3843) as reported in Ibbotson and Associates: INDUSTRY COST OF CAPITAL. The basic reported equity return, 14.23% (industry composite return for an industry predominantly comprised of companies that would be classified as low capitalization companies) should then be adjusted to account for the size premium that would be appropriate for micro-capitalization companies, 1.6% (micro-capitalization equity premium - low capitalization equity premium), to yield a value of ke amounting to 15.83%.

In conclusion, we believe that a conservative estimate of the appropriate equity return for Pro-Dentec would be in the range 15.83% to 16.46%. IBBOTSON and other sources that we have relied on are generally considered to be extremely authoritative in our discipline. These sources are widely utilized and quoted in issues concerning the evaluation of risk premia and other financial issues.

For valuations based on cash flows available to overall invested capital (free cash flows), the appropriate discount factor would be a weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm's operation and growth. The weighted average cost of capital is defined by equation (2), below:

(2)   ka = (ke x we) + (kd(1-t) x wd)

Where ka = weighted average cost of capital

      ke = rate of return on equity which is assumed to be in the range 15.83% to 16.46% as discussed above.

      we = Percentage of equity capital in the capital structure.

      kd = rate of return on debt
      t= company's effective income tax rate

      wd = percentage of debt capital in the capital structure

Performing the computation indicated by equation (2) indicates an average weighted average cost of capital for the years 1999-2004 in the range 12.67% to 13.14%. We have utilized an average for these years because the values for we, wd and kd differ for each year in the projection period as summarized in Tables
(8) and (9). The terminal value of ka, utilized for year 2005 and subsequent years, is in the range 12.93% to 13.42%, which represents the weighted average cost of capital for the year 2004.

VALUATION:

Given the discussion of cash flows and discount factors, above, the basic valuation of Pro-Dentec as a going concern (discounted cash flow analysis) is described by equation (3), below:

                5            t                    5
(3)  Value = (SIGMA) Ct/(1+k)  + (Cf /(k-g))/(1+k)  -  current debt claims
              t = 0

Where Value = present value of projected future cash flows

      Ct =  Cash flow in year t as summarized  for various  scenarios in Tables
             (3) through (6).

      Cf =  Normalized future cash flow as reported in Tables (3) through (6).

      k = appropriate discount factor, either rate of return on equity (ke) or weighted average cost of capital (ka).

      g = projected growth in future cash flows which is assumed to be 2%. As discussed above we believe that 2% would fully account for the effects of inflation as well as real growth in excess of that projected by Pro-Dentec management. It should be noted that any changes in inflation in future years would effect k and g in the same direction so as to have little effect on our computations.

      Current debt claims = current outstanding debt of the company as of October 31, 1998. Debt claims amounting to $2,736,000 are subtracted for valuations focusing on free cash flows available to debt and equity, but are ignored in valuations focusing on cash flows available to equity.

Value calculated in accordance with equation (3) is converted into a per share basis by dividing by 14,100,000 outstanding shares. Our valuations are summarized in Tables (3) through (6). Tables (3) and (4) focus on an equity approach to valuation and indicate a value per share in the range $0.5709 to $0.5943. Tables (5) and (6) focus on a free cash available to debt and equity approach to valuation and indicate a value per share in the range $0.6686 to $0.7136. It should be noted that the valuations that we have computed, based on projected future cash flow information provided by Pro-Dentec management, are considerably in excess of the valuations that could be derived based on the historical performance of Pro-Dentec in the last 5 years as demonstrated by Table (1).

CURRENT AND HISTORICAL MARKET PRICES

In financial theory and literature, the "Efficient Markets Hypothesis" argues that all publicly available information should at all points in time be fully incorporated into the value of securities. Consequently, for most publicly traded securities the current market price of common stock should reflect the intrinsic value of discounted projected future cash flows based on information available at the time. In the case of thinly traded securities, such as Pro-Dentec, it would not necessarily be true that current stock price would always be equal to intrinsic value. More specifically, while the shares of Pro-Dentec are publicly traded, they are closely held, are frequently not traded, and when they do trade, tend to trade in small volume. Approximately 90% of the shares are restricted as to sale by a formal shareholder agreement, and have never been traded. Table (10), which illustrates trading volume over the last 6 months, supports these points. Average daily trading volume of 1,659 shares for that period amounts to only 0.0118% of total outstanding shares. Additionally, an examination of Table (10) and Chart (1) indicates that over the last 6 months stock prices have fluctuated from a low of $0.56 per share to a high of $0.88 per share. This represents a variation of prices in a range covering 47.07% of average value over that period. Fluctuations are even more significant when longer periods are analyzed. Given these facts it is our opinion that current and historical stock prices would not necessarily be the best indicator of future value in the case of Pro-Dentec.

Even though we have argued above that it is not clear that market price would be an accurate indicator of the true intrinsic value of Pro-Dentec stock, a calculation of average stock price over the last 3 months and 6 months indicates values of $0.66 per share and $0.68 per share, respectively. While we do not feel that these average stock prices represent definitive indicators of economic value, the figures are certainly corroborative of our earlier results involving discounted future cash flows.

An additional point related to the use of current and historical stock prices as indicators of value would involve the notion that, all other things being equal, ownership interests which are not freely marketable are worth less than the same shares if they were regularly traded. Consequently, any valuation based on current or historical stock prices would be subject to a significant illiquidity discount.

PUBLICLY TRADED COMPARABLE COMPANIES

In many instances multiplier approaches based on price/earnings ratios or similar measures are used for valuation purposes. This methodology entails identifying publicly traded comparable companies and assuming that financial and valuation ratios would be similar across companies. It should be stressed that the appropriate multiplier utilized in these instances would essentially be the inverse of the rates of return on equity (ke) or weghted average cost of capital
(ka) utilized in the discounted cash flow analysis. Consequently, this is a valuation technique that is primarily corroborative in nature.

In an attempt to corroborate our findings reported above we examined a number of publicly traded companies sharing some similarities with Pro-Dentec. In our analysis we found that Pro-Dentec is fairly unique in that it is relatively small, is vertically integrated in the manufacturing and sale of its core products, and sells its products in narrow dental market niches. There are some companies that sell the same products, but also sell substantially different products; consequently, it is difficult to disentangle the separate effects of the relevant divisions. Other companies focus on either manufacturing or selling the relevant products. Additionally, it should be noted that significant discrepancies in size exist across many of these companies. Of those companies that are publicly traded, with a substantial part of their business in the dental industry, and that manufacture and sell their products, relevant financial ratios provide little guidance. For example, many of those companies have recently incurred losses, so that calculations of Price/Earnings ratios are not meaningful. Further, those companies do not produce and sell in the same narrow dental market niches that Pro-Dentec does. Consequently, we concluded that for purposes of valuing Pro-Dentec's common stock, there were no publicly traded comparable companies.

BOOK VALUE PER SHARE

Pro-Dentec is engaged in a dynamic and ever-changing dental market. Book value per share measures are inherently backward-looking and reflective of past performance; they are not necessarily indicative of future performance. In dynamic markets proper valuation of common stock should reflect expectations of FUTURE performance. Note also that Pro-Dentec's book value per share as of October 31, 1998 was $0.41, which is significantly less than Pro-Dentec's current and historical prices. For these reasons we concluded that use of book value per share in the valuation of Pro-Dentec common stock is not appropriate.

LIQUIDATION VALUE

Usage of liquidation is not appropriate here. Pro-Dentec is not in a business posture where liquidation is remotely possible. Additionally, any liquidation value would necessarily be below the book value. As discussed above, book value per share is not appropriate for valuation purposes here. Similarly, liquidation value is not appropriate.

VALUATION SUMMARY

Based on the analysis above, we conclude that the fair market value of the Company's common stock lies within the range $0.5709 per share to $0.7136 per share. Tables (3) - (6) document the computations used to derive this range based on discounted cash flow approaches to valuation. As discussed above, we believe that discounted cash flow approaches to valuation are, in general, superior to other valuation techniques. That is especially true in the case on Pro-Dentec where other valuation methodologies, discussed above, do not appear to be appropriate.

                                               TABLE 1
                                     FIVE YEAR OPERATING HISTORY
                                         ($000's Except EPS)


                                                                            YEAR
--------------------------------------------------------------------------------------------------------------------
                ITEM                                  1994          1995          1996          1997           1998
--------------------------------------------------------------------------------------------------------------------

Net Sales                                           24,101        23,769        21,789        23,823         27,524
Cost of Goods                                        9,601         9,160         9,235         9,427         10,798
Gross Profit                                        14,500        14,519        12,554        14,396         16,726
Operating Expense                                   13,377        13,379        11,228        13,155         14,978
Operating Income                                     1,123         1,140         1,326         1,241          1,748
Other Income (Expense)                                (588)         (957)         (931)         (485)           256
Profit Before Tax                                      535           183           395           756          2,004
Income Tax                                             234            72           137           293            784
Net Income                                             301           111           258           463          1,220
EPS                                                   0.02          0.01          0.02          0.03           0.09
Average No. of Shares                               14,988        14,476        14,104        14,100         14,100
 ....................................................................................................................

Cash                                                 1,244           899         1,128         1,267          1,833
Current Assets                                       5,588         5,442         5,523         6,389          8,313
Net Fixed Assets                                     1,575         1,513         1,980         2,494          2,731
Total Assets                                         8,073         7,709         7,977         9,014         11,179
Current Liabilities                                  3,701         3,391         2,908         3,180          4,159
Long Term Debt                                         723           527           677           755            835
Net Worth (Shareholders Equity)                      3,649         3,792         4,086         4,574          5,819
 ....................................................................................................................

Cash from Operations                                   497           644         1,415         1,138            915
Cash Invested                                       (1,075)       (1,068)       (1,151)         (280)        (1,079)
Cash from Financing                                    594            72          (447)         (319)           632
Net Cash Flow                                           11          (345)         (183)          539            468
--------------------------------------------------------------------------------------------------------------------

                                            CONFIDENTIAL

                                               TABLE 2
                                SIX YEAR PROJECTED OPERATING RESULTS
                                              ($000's)


                                                                  YEAR
------------------------------------------------------------------------------------------------------------------------
                ITEM                        1999          2000           2001          2002          2003          2004
------------------------------------------------------------------------------------------------------------------------
Net Sales                                 28,618        31,703         32,968        33,926        34,738        35,177
Cost of Goods                             12,164        13,458         14,113        14,572        14,991        15,232
Gross Profit                              16,454        18,245         18,855        19,355        19,747        19,945
Operating Expense                         14,498        15,923         16,273        16,596        16,848        17,053
Operating Income                           1,957         2,322          2,582         2,759         2,900         2,892
Other Income (Expense)                      (259)         (249)          (111)         (138)         (203)         (159)
Profit Before Tax                          1,697         2,074          2,471         2,621         2,696         2,733
Income Tax                                   653           793            945         1,003         1,031         1,046
Net Income                                 1,044         1,280          1,526         1,619         1,665         1,688
Interest Expense                             223           156            108           132           207           209
EBIT                                       1,920         2,229          2,579         2,753         2,904         2,943
Taxes on EBIT                                739           853            986         1,053         1,111         1,126
Change in Deferred Tax                         0             0              0             0             0             0

Cash                                       1,800         1,800          2,696         3,407         4,249         5,285
Current Assets                             8,258         8,619          9,709        10,672        11,694        12,846
Net Fixed Assets                           2,595         3,700          5,166         6,716         8,074         8,105
Total Assets                              10,984        12,465         15,028        17,545        19,928        21,113
Current Liabilities                        3,701         3,875          3,937         4,002         4,044         4,094
Long Term Debt                               520         1,300          2,433         3,257         3,932         3,380
Credit Line                                  674            25              0             0             0             0
Net Worth                                  5,862         7,142          8,668        10,286        11,951        13,639
 ........................................................................................................................

Depreciation and Amort.                      701           727            763           852           964         1,141
Capital Expenditures                         600         1,832          2,230         2,403         2,322         1,172
Change in Work. Cap                         (318)          123            106           168           120            58
------------------------------------------------------------------------------------------------------------------------

                                               TABLE 3


                DISCOUNTED CASH FLOW ANALYSIS OF EQUITY CAPITAL ($000's)

                COST OF EQUITY=                                                       15.83%
                LONG-TERM GROWTH RATE =                                                2.00%
                NUMBER OF SHARES =                                               14,100,000

                                                                                   YEAR
----------------------------------------------------------------------------------------------------------------------------------
                ITEM                                 1999           2000            2001           2002         2003         2004
----------------------------------------------------------------------------------------------------------------------------------

Net Income                                        $ 1,044        $ 1,280         $ 1,526        $ 1,619      $ 1,665      $ 1,688
Plus: Changes in Long-term Debt                      (315)           780           1,133            824          675         (552)
Plus: Deprec. and Amort.                              701            727             763            852          964        1,141
Less: Change in Work. Cap.                            318           (123)           (106)          (168)        (120)         (58)
Less: Capital Expenditures                           (600)        (1,832)         (2,230)        (2,403)      (2,322)      (1,172)
 ..................................................................................................................................

Constant Dollar Cash Flow                         $ 1,148        $   832         $ 1,086        $   724      $   862      $ 1,047
Current Dollar Cash Flow                          $ 1,148        $   849         $ 1,130        $   768      $   933      $ 1,156
DISCOUNTED CASH FLOW                              $ 1,148        $   733         $   842        $   494      $   518        $ 554
----------------------------------------------------------------------------------------------------------------------------------

Current dollar normalized cash flow used for terminal value =                                   $ 1,179


Sum of Discounted Free Cash Flows, 1999-2004                                    $  4,290
Terminal Value                                                                  $  4,089
                                                 Total Equity Value             $  8,379

                              Equity Value per Share                            $ 0.5943


                                               TABLE 4


                DISCOUNTED CASH FLOW ANALYSIS OF EQUITY CAPITAL ($000's)

                COST OF EQUITY =                                               16.46%
                LONG-TERM GROWTH RATE =                                         2.00%
                NUMBER OF SHARES =                                           14,100,000

                                                                              YEAR
----------------------------------------------------------------------------------------------------------------------------
                ITEM                                  1999         2000          2001        2002         2003         2004
----------------------------------------------------------------------------------------------------------------------------

Net Income                                         $ 1,044       $1,280       $ 1,526      $1,619      $ 1,665      $ 1,688
Plus: Changes in Long-term Debt                       (315)         780         1,133         824          675         (552)
Plus: Deprec. and Amort.                               701          727           763         852          964        1,141
Less: Change in Work. Cap.                             318         (123)         (106)       (168)        (120)         (58)
Less: Capital Expenditures                            (600)      (1,832)       (2,230)     (2,403)      (2,322)      (1,172)
----------------------------------------------------------------------------------------------------------------------------

Constant Dollar Cash Flow                          $ 1,148        $ 832       $ 1,086       $ 724        $ 862      $ 1,047
Current Dollar Cash Flow                           $ 1,148        $ 849       $ 1,130       $ 768        $ 933      $ 1,156
 DISCOUNTED CASH FLOW                              $ 1,148        $ 729         $ 833       $ 486        $ 507        $ 540
----------------------------------------------------------------------------------------------------------------------------

Current dollar normalized cash flow used for terminal value =      $1,179


Sum of Discounted Free Cash Flows, 1999-2004                                  $ 4,243
Terminal Value                                                                $ 3,806
                                               Total Equity Value             $ 8,049

                               Equity Value per Share                        $ 0.5709


                                                                TABLE 5


                DISCOUNTED CASH FLOW ANALYSIS OF INVESTED CAPITAL($000's)

                COST OF EQUITY=                                                                    15.83%
                WEIGHTED COST OF CAPITAL =                                                         12.67%
                LONG-TERM GROWTH RATE =                                                             2.00%
                NUMBER OF SHARES =                                                             14,100,000

                                                                                          YEAR
----------------------------------------------------------------------------------------------------------------------------------
ITEM                                   1999              2000              2001             2002             2003           2004
----------------------------------------------------------------------------------------------------------------------------------
EBIT                                 $ 1,920           $ 2,229          $  2,579          $ 2,753          $ 2,904        $ 2,943
Less:Taxes on EBIT                      (739)             (853)             (986)          (1,053)          (1,111)        (1,126)
Plus: Deprec. and Amort.                 701               727               763              852              964          1,141
Less: Change in Work. Cap.               318              (123)             (106)            (168)            (120)           (58)
Less: Capital Expenditures              (600)           (1,832)           (2,230)          (2,403)          (2,322)        (1,172)
 ..................................................................................................................................

Constant Dollar Cash Flow            $ 1,600           $   148          $     20            $ (19)           $ 315        $ 1,728
Current Dollar Cash Flow             $ 1,600           $   151          $     21            $ (20)           $ 341        $ 1,908
DISCOUNTED CASH FLOW                 $ 1,600           $   134          $     16            $ (14)           $ 212        $ 1,051
----------------------------------------------------------------------------------------------------------------------------------

Current dollar normalized cash flow used for terminal value =                             $ 1,946

Sum of Discounted Cash Flows, 1999-2004                                 $  2,998
Terminal Value                                                          $  9,800
                                             Total Value                $ 12,798
                                             Less Debt                  $ (2,736)
                                             Total Equity Value         $ 10,062

                             Equity Value per Share                     $ 0.7136


                                                     TABLE 6


                DISCOUNTED CASH FLOW ANALYSIS OF INVESTED CAPITAL($000's)

                COST OF EQUITY=                                                16.46%
                WEIGHTED COST OF CAPITAL =                                     13.14%
                LONG-TERM GROWTH RATE =                                         2.00%
                NUMBER OF SHARES =                                         14,100,000

                                                                               YEAR
----------------------------------------------------------------------------------------------------------------------------
ITEM                                            1999             2000            2001        2002         2003         2004
----------------------------------------------------------------------------------------------------------------------------
EBIT                                          $1,920          $ 2,229         $ 2,579     $ 2,753       $2,904       $2,943
Less:Taxes on EBIT                              (739)            (853)           (986)     (1,053)      (1,111)      (1,126)
Plus: Deprec. and Amort.                         701              727             763         852          964        1,141
Less: Change in Work. Cap.                       318             (123)           (106)       (168)        (120)         (58)
Less: Capital Expenditures                      (600)          (1,832)         (2,230)     (2,403)      (2,322)      (1,172)
 ............................................................................................................................

Constant Dollar Cash Flow                     $1,600            $ 148            $ 20       $ (19)       $ 315       $1,728
Current Dollar Cash Flow                      $1,600            $ 151            $ 21       $ (20)       $ 341       $1,908
DISCOUNTED CASH FLOW                          $1,600            $ 133            $ 16       $ (14)       $ 208       $1,029
----------------------------------------------------------------------------------------------------------------------------

Current dollar normalized cash flow used for terminal value =                             $ 1,946


Sum of Discounted Cash Flows, 1999-2004                                       $ 2,973
Terminal Value                                                                $ 9,190
                                         Total Value                          $12,163
                                         Less Debt                            $(2,736)
                                         Total Equity Value                   $ 9,427

                              Equity Value per Share                          $0.6686


                                               TABLE 8
                            WEIGHTED AVERAGE COST OF CAPITAL FOR TABLE 5
                                              ($000's)
                                       Cost of Equity = 15.83%
                                          Tax Rate = 38.3%

                                                                                                YEAR
---------------------------------------------------------------------------------------------------------------------------
                ITEM                             1999             2000           2001        2002        2003         2004
---------------------------------------------------------------------------------------------------------------------------

Interest                                          223              156            108         132         207          209
Debt                                            2,091            2,118          3,093       3,927       4,602        4,050
Cost of Debt                                   10.66%            7.37%          3.49%       3.36%       4.50%        5.16%
Common Equity                                   5,862            7,142          8,668      10,286      11,951       13,639
Debt + Common Equity                            7,953            9,260         11,761      14,213      16,553       17,689
Debt Proportion                                26.29%           22.87%         26.30%      27.63%      27.80%       22.90%
Equity Proportion                              73.71%           77.13%         73.70%      72.37%      72.20%       77.10%
---------------------------------------------------------------------------------------------------------------------------

Weighted Avg. Cost of Capital                  13.40%           13.25%         12.23%      12.03%      12.20%       12.93%
---------------------------------------------------------------------------------------------------------------------------

Average WACC for Years 1999-2004 =                              12.67%


                                               TABLE 9
                            WEIGHTED AVERAGE COST OF CAPITAL FOR TABLE 6
                                              ($000's)
                                       Cost of Equity= 16.46%
                                          Tax Rate = 38.3%

                                                                                                YEAR
---------------------------------------------------------------------------------------------------------------------------
                ITEM                              1999            2000          2001        2002         2003         2004
---------------------------------------------------------------------------------------------------------------------------

Interest                                           223             156           108         132          207          209
Debt                                             2,091           2,118         3,093       3,927        4,602        4,050
Cost of Debt                                    10.66%           7.37%         3.49%       3.36%        4.50%        5.16%
Common Equity                                    5,862           7,142         8,668      10,286       11,951       13,639
Debt + Common Equity                             7,953           9,260        11,761      14,213       16,553       17,689
Debt Proportion                                 26.29%          22.87%        26.30%      27.63%       27.80%       22.90%
Equity Proportion                               73.71%          77.13%        73.70%      72.37%       72.20%       77.10%
---------------------------------------------------------------------------------------------------------------------------

Weighted Avg. Cost of Capital                   13.86%          13.73%        12.70%      12.49%       12.66%       13.42%
---------------------------------------------------------------------------------------------------------------------------

Average WACC for Years 1999-2004=                               13.14%


                                     Chart

                         Historical Common Stock Prices

[Line graph and bar graph contain stock prices of the Company from September 15, 1998 through March 10, 1999].

                               PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                                Pro Forma Consolidated Balance Sheet
                                          October 31, 1998
                                             Exhibit 4

                                                                                          IN THOUSANDS
                                                                 ----------------------------------------------------------
                                                                                       Reverse Split &
                                                                                           Buyback
                                                                       As Reported        Adjustments            Pro Forma
                                                                 ----------------------------------------------------------
ASSETS

     CURRENT ASSETS:
        Cash and cash equivalents                                    $     1,735      $        (650)              1,085
        Certificates of deposit                                               98                                     98
        Accounts receivable, net                                           2,581                                  2,581
        Inventory                                                          3,216                                  3,216
        Advances to employees, officers and directors                         69                                     69
        Deferred income taxes                                                211                                    211
        Other current assets                                                 403                                    403
                                                                 ----------------------------------------------------------
            Total current assets                                           8,313               (650)              7,663

     PROPERTY AND EQUIPMENT, NET                                           2,731                                  2,731
     DEFERRED INCOME TAXES                                                   122                                    122
     OTHER ASSETS                                                             13                                     13
                                                                 ----------------------------------------------------------

     TOTAL                                                           $    11,179      $        (650)        $    10,529
                                                                 ==========================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
        Notes payable - line of credit                                     $ 865      $           -                 865
        Accounts payable - trade                                           1,045                                  1,045
        Accrued payroll and payroll taxes                                    765                                    765
        Accrued warranty costs                                               197                                    197
        Other accrued liabilities                                            617                                    617
        Current portion of long-term debt                                    461                                    461
        Current portion of capital lease obligations                         209                                    209
                                                                 ----------------------------------------------------------
            Total current liabilities                                      4,159                  -               4,159

     LONG-TERM DEBT, NET OF CURRENT PORTION                                  835                                    835
     CAPTIAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                       366                                    366
                                                                 ----------------------------------------------------------
            Total liabilities                                              5,360                  -               5,360

     STOCKHOLDERS' EQUITY:
        Common stock, at par                                                 141                (10)                131
        Additional paid-in capital                                           314                                    314
        Retained Earnings                                                  5,364               (640)              4,724
                                                                 ----------------------------------------------------------
            Total stockholders' equity                                     5,819               (650)              5,169
                                                                 ----------------------------------------------------------

     TOTAL                                                           $    11,179      $        (650)        $    10,529
                                                                 ==========================================================

Common stock book value                                              $ 5,819,000      $    (650,000)        $ 5,169,000
Number of common shares outstanding                                  $14,148,000        (14,146,690)              1,310
            Book value per share                                     $      0.41                            $  3,945.80

                               PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                                Pro Forma Consolidated Balance Sheet
                                          January 31, 1999
                                             Exhibit 5

                                                                 ----------------------------------------------------------
                                                                                       Reverse Split &
                                                                                           Buyback
                                                                       As Reported        Adjustments            Pro Forma
                                                                 ----------------------------------------------------------

ASSETS

     CURRENT ASSETS:
        Cash and cash equivalents                                 $     1,621              (650)   $      971
        Certificates of deposit                                            99                              99
        Accounts receivable, net                                        2,344                           2,344
        Inventory                                                       2,797                           2,797
        Advances to employees, officers and directors                      64                              64
        Deferred income taxes                                             211                             211
        Other current assets                                              485                             485
                                                                 ----------------------------------------------------------
            Total current assets                                        7,621              (650)        6,971

     PROPERTY AND EQUIPMENT, NET                                        2,671                           2,671
     INVESTMENTS IN AND ADVANCES TO AFFILIATES                              -                               -
     DEFERRED INCOME TAXES                                                122                             122
     OTHER ASSETS                                                           9                               9
                                                                 ----------------------------------------------------------

     TOTAL                                                        $    10,423         $    (650)   $    9,773
                                                                 ==========================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
        Notes payable - line of credit                            $       440                      $      440
        Accounts payable - trade                                          985                             985
        Accrued payroll and payroll taxes                                 654                             654
        Accrued warranty costs                                            197                             197
        Other accrued liabilities                                         428                             428
        Current portion of long-term debt                                 461                             461
        Current portion of capital lease obligations                      209                             209
                                                                 ----------------------------------------------------------
            Total current liabilities                                   3,374                           3,374

     LONG-TERM DEBT, NET OF CURRENT PORTION                               772                             772
     CAPTIAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                    321                             321
                                                                 ----------------------------------------------------------
            Total liabilities                                           4,467                           4,467

     STOCKHOLDERS' EQUITY:
        Common stock, at par                                              141               (10)          131
        Additional paid-in capital                                        316                             316
        Retained Earnings                                               5,499              (640)        4,859
                                                                 ----------------------------------------------------------
            Total stockholders' equity                                  5,956              (650)        5,306

     TOTAL                                                        $    10,423         $    (650)   $    9,773
                                                                 ==========================================================

Common stock book value                                           $ 5,956,000          (650,000)    5,306,000
Number of common shares outstanding                               $14,148,000                           1,310
            Book value per share                                  $      0.42                      $ 4,050.38

                     Professional Dental Technologies, Inc.
                 Notes to Pro Forma Consolidated Balance Sheets
                      January 31, 1999 and October 31, 1998


1.   Reverse Split and Buyback Adjustments:

     The pro forma balance sheets reflect the reduction in cash and cash equivalents and the decrease in stockholders' equity of $650,000 resulting from the buyback of estimated fractional common shares after the 1-for-10,000 reverse common stock split at $6,500 per share, as if the buyback occurred at October 31, 1998.

     The pro forma book value per share reflects the lower common stock book value and the lower number of common shares outstanding after the split and buyback.


                               PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                             Pro Forma Consolidated Statement of Income
                                 For the Year Ended October 31, 1998
                                             Exhibit 6


                                                                                          IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                                                                 -------------------------------------------------------------------
                                                                                       Reverse Split &
                                                                                           Buyback
                                                                       As Reported        Adjustments            Pro Forma
                                                                 ----------------------------------------------------------

SALES                                                            $    27,524         $          -          $ 27,524
                                                                                                                  -
COST OF GOODS SOLD                                                    10,798                                 10,798
                                                                 ----------------------------------------------------------

   Gross profit                                                       16,726                                 16,726

OPERATING EXPENSES                                                    14,978                                 14,978
                                                                 ----------------------------------------------------------

   Income from operations                                              1,748                    -             1,748

OTHER INCOME (EXPENSE):
   Affiliate activity                                                    (69)                                   (69)
   Interest expense                                                     (281)                                  (281)
   Miscellaneous income (expense)                                        606                  (29)              577
                                                                 ----------------------------------------------------------

INCOME BEFORE INCOME TAXES                                             2,004                  (29)            1,975

PROVISIONS FOR INCOME TAXES                                              784                  (11)              773
                                                                 ----------------------------------------------------------

NET INCOME                                                       $     1,220         $        (18)         $  1,202
                                                                 ==========================================================

WEIGHTED AVERAGE OF OUTSTANDING SHARES                            14,148,000          (14,146,690)            1,310

BASIC EARNINGS PER SHARE                                         $      0.09                               $ 920.77
                                                                 ==========================================================

DILUTED EARNINGS PER SHARE                                       $      0.09                               $ 920.77
                                                                 ==========================================================


                               PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                             Pro Forma Consolidated Statement of Income
                               For the Quarter Ending January 31, 1999
                                             Exhibit 7


                                                                 ----------------------------------------------------------
                                                                                       Reverse Split &
                                                                                           Buyback
                                                                       As Reported        Adjustments            Pro Forma
                                                                 ----------------------------------------------------------


SALES                                                        $     6,496                                         $  6,496

COST OF GOODS SOLD                                                 2,786                                            2,786
                                                                 ----------------------------------------------------------

   Gross profit                                                    3,710                                            3,710

OPERATING EXPENSES                                                 3,434                                            3,434
                                                                 ----------------------------------------------------------

   Income from operations                                            276                                              276

OTHER INCOME (EXPENSE):
   Affiliate activity                                                (10)                                            (10)
   Interest expense                                                  (54)                                            (54)
   Miscellaneous income (expense)                                     18                  (7)                          11
                                                                 ----------------------------------------------------------

INCOME BEFORE INCOME TAXES                                           230                  (7)                         223

PROVISIONS FOR INCOME TAXES                                           95                  (3)                          92
                                                                 ----------------------------------------------------------

NET INCOME                                                   $       135        $         (4)                    $    131
                                                                 ==========================================================

WEIGHTED AVERAGE OF OUTSTANDING SHARES                        14,148,000         (14,146,690)                       1,310

BASIC EARNINGS PER SHARE                                          $ 0.01                                         $ 100.00
                                                                 ==========================================================

DILUTED EARNINGS PER SHARE                                        $ 0.01                                         $ 100.00
                                                                 ==========================================================



                     Professional Dental Technologies, Inc.
              Notes to Pro Forma Consolidated Statements of Income
                      January 31, 1999 and October 31, 1998


1.   Reverse Split and Buyback Adjustments:

     The pro forma statements of income reflect the reduction in interest income, net of income taxes, to give effect to the $650,000 reduction of cash and cash equivalents to acquire the estimated fractional common shares outstanding after the 1-for-10,000 reverse common stock split at $6,500 per share, as if the reverse split and buyback occurred at October 31, 1997.

     The pro forma basic and diluted earnings per share reflect the lower net income and the lower number of common shares outstanding after the reverse stock split and buyback of fractional common shares at $6,500 per share.

                     PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                                   EXHIBIT 8

                             NEVADA REVISED STATUTES

                            CHAPTER 92A.300 - 92A.500

                           RIGHTS OF DISSENTING OWNERS

  WEST PUBLISHING CO.


  Corporations 182.4(4) to 182.4(6), 584.


  WESTLAW Topic No.101.


  C.J.S.    Corporations Sections 347 to 350,799 to 801.


  NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.


  (Added to NRS by 1995, 2086)


  NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.


  (Added to NRS by 1995, 2087)


  NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.


  (Added to NRS by 1995, 2087)


  NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

  (Added to NRS by 1995, 2087)


  NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  (Added to NRS by 1995, 2087)


  NEVADA CASES.


  DEFINITION.  TERM "fair cash value"  (now "fair  value") as used in former NRS
  78.510 (cf. NRS 92A.320 and 92A.380), relating to payment to dissident former shareholders of merged corporation, meant intrinsic value of dissenting shareholders' interests determined from assets and liabilities of corporation considered in light of every factor bearing on value. Southdown, Inc. v. McGinnis, 89Nev. 184, 510P.2d 636(1973)


  NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

  (Added to NRS by 1995, 2087)

  NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

  (Added to NRS by 1995, 2087)


  NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

   (Added to NRS by 1995, 2087)


  NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.


  (Added to NRS by 1995, 2087)


  NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.


  (Added to NRS by 1995, 2088)


  NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED- LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.


  (Added to NRS by 1995, 2088)


  NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.


  1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.


  2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.


  (Added to NRS by 1995, 2088)

  NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.


  1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:


  (a) Consummation of a plan of merger to which the domestic corporation is a party:


  (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or


  (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A. 180.


  (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.


  (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.


  2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.


  (Added to NRS by 1995, 2087)


  WEST PUBLISHING CO.


  Corporations 182.4(5).


  WESTLAW Topic No.101.


  C.J.S.    Corporations Sections 348, 350.


  NEVADA CASES.


  DEFINITION.  TERM "FAIR CASH VALUE"  (NOW "FAIR  VALUE") as used in former NRS
  78.510 (cf. NR5 92A.320 and 92A.380), relating to payment to dissident former shareholders of merged corporation, meant intrinsic value of dissenting shareholders' interests determined from assets and liabilities of corporation considered in light of every factor bearing on value. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636 (1973)


  FEDERAL AND OTHER CASES.


  ADEQUATE REMEDY AT LAW FOR DISSENTING STOCKHOLDERS. STOCKHOLDERS in Nevada corporation who opposed merger with another corporation could not invoke equity powers of federal courts to block merger, in absence of fraud, because they had adequate remedy at law under NCL Section 1640 (CF. NRS 92A.380) which provides that dissenting stockholder may demand and receive "the fair cash value of his shares." Skelly v. Dockweiler, 75 F. Supp. 11 (S.D. CAL. 1947)


  NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

  1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:


  (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or


  (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:


  (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:


  (I) The surviving or acquiring entity; or


  (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

  (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).


  2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A. 130.


   (Added to NRS by 1995, 2088)


  WEST PUBLISHING CO.


  Corporations 584.


  WESTLAW Topic No.101.


  C.J.S.    CORPORATIONS Sections 799 TO 801.


  NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.


  1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.


  2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:


  (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and


  (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

  (Added to NRS by 1995, 2089)

  NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.


  1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.


  2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.


   (Added to NRS by 1995, 2089; A 1997, 730)


  NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.


  1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:


  (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and


  (b) Must not vote his shares in favor of the proposed action.


  2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.


  (Added to NRS by 1995, 2089)



  NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.


  1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.


  2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:


  (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;


  (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;


  (c) Supply a form for demanding payment that includes the date of the f'ffst announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;


  (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

  (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.


  (Added to NRS by 1995, 2089)


  NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.


  1. A stockholder to whom a dissenter's notice is sent must:


  (a) Demand payment;


  (b) Certify whether he acquired beneficial  ownership of the shares before the
  date   required  to  be  set  forth  in  the   dissenter's   notice  for  this
  certification; and


  (c) Deposit his certificates, if any, in accordance with the terms of the notice.


  2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.


  3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.


  (Added to NRS by 1995, 2090; A 1997, 730)


  NEVADA CASES.




  DISSIDENT STOCKHOLDERS ENTITLED TO PREJUDGMENT INTEREST FROM DATE OF DEMAND. IN PROCEEDING PURSUANT TO former NRS 78.510 (cf. NRS 92A.490) by dissident former shareholders of merged Nevada CORPORATION TO RECOVER fair cash value of their shares, former shareholders were entitled to recover prejudgment interest on fair cash value from date of demand for payment because, under former NRS 78.515 (cf. NRS 92A.440), they ceased to be shareholders and became creditors on date of demand and, as creditors, were entitled to interest under NRS 99.040. Fact that amount due had not yet been judicially determined was immaterial. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636(1973), cited, Tolotti v. Eikelberger, 90 Nev. 466, at 468,530 P.2d 106 (1974), Lake Tahoe Sailboat Sales & Charter, Inc. v. Douglas County, 562 F. Supp. 523 (D. Nev. 1983)


  NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.


  1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.


  2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

  (Added to NRS by 1995, 2090)


  NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

  1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:


  (a) Of the county where the corporation's registered office is located; or


  (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.


  2. The payment must be accompanied by:


  (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;


  (b) A statement of the subject corporation's estimate of the fair value of the shares;


  (c) An explanation of how the interest was calculated;


  (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and


  (e) A copy of NRS 92A.300 to 92A.500, inclusive.


  (Added to NRS by 1995, 2090)


  NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.


  1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.


  2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.


  (Added to NRS by 1995, 2091)


  NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.


  I. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

  2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.


  (Added to NRS by 1995, 2091)


  NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.


  1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60- day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.


  2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.


  3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.


  4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.


  5. Each dissenter who is made a party to the proceeding is entitled to a judgment:


  (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or


  (b) For the fair value, plus accrued interest, of his after- acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.


  (Added to NRS by 1995, 2091)


  WEST PUBLISHING CO.


  Corporations  182.4(6).


  WESTLAW Topic No.101.


  C.J.S.    Corporations Sections 349, 350.





  NEVADA CASES.


  FINDINGS OF APPRAISERS NOT DISTURBED UNLESS CLEARLY WRONG. ON APPEAL FROM judgment confirming appraisal of stock of merged corporation in proceeding under former NRS 78.510 (cf. NRS 92A.490) by dissident former shareholders to recover value of their shares, findings of appraisers would not be disturbed unless clearly wrong. Southdown, Inc. v. McGinnis, 89 Nev. 184,510 P.2d 636(1973)


  DISSIDENT STOCKHOLDERS ENTITLED TO PREJUDGMENT INTEREST FROM DATE OF DEMAND. IN proceeding pursuant to former NRS 78.510 (cf. NRS 92A.490) by dissident former shareholders of merged Nevada corporation to recover fair cash value of their shares, former shareholders were entitled to recover prejudgment interest on fair cash value from date of demand for payment because, under former NRS 78.515 (cf. NRS 92A.440), they ceased to be shareholders and became creditors on date of demand and, as creditors, were entitled to interest under NRS 99.040. Fact that amount due had not yet been judicially determined was immaterial. Southdown, Inc. v. McGinnis, 89 Nev. 184, 510 P.2d 636 (1973), cited, Tolotti v. Eikelberger, 90 Nev. 466, at 468, 530 P.2d 106 (1974), Lake Tahoe Sailboat Sales & Charter, Inc. v. Douglas County, 562 F. Supp. 523 (D. Nov. 1983)


  NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.


  1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.


  2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:


  (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or


  (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.


  3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.


  4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.


  5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.


  (Added to NRS by 1995, 2092)